As filed with the Securities and Exchange Commission on May 15, 2025

Registration No.333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BARCLAYS BANK PLC

(Exact name of registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

England	13-4942190
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Churchill Place

London E14 5HP, United Kingdom

Tel. No: 011-44-20-7116-1000

(Address and telephone number of Registrant’s principal executive offices)

Barclays Bank PLC

745 Seventh Avenue, New York, New York 10019

Tel. No: 212-526-7000

(Name, address and telephone number of agent for service)

Copies to:

David I. Gottlieb

Cleary Gottlieb Steen & Hamilton LLP

2 London Wall Place

London EC2Y 5AU, United Kingdom

Tel. No: 011-44-20-7614-2200

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

BARCLAYS BANK PLC

Debt Securities

Warrants

Preference Shares

American Depositary Shares

This prospectus describes some of the general terms that may apply to the securities described herein (the “securities”) and the general manner in which they may be offered.

We will give you the specific terms of the securities, and the manner in which they are offered, in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest. We may offer and sell these securities to or through one or more underwriters, dealers and agents, including Barclays Capital Inc., or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

We may use this prospectus to offer and sell senior and dated subordinated debt securities, warrants or preference shares from time to time. In addition, Barclays Capital Inc. or another of our affiliates may use this prospectus in market-making transactions in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in market-making transactions.

The securities are not deposit liabilities of either Barclays PLC or Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction. Unless otherwise indicated in the applicable prospectus supplement, Barclays PLC, our parent, has not guaranteed or assumed any other obligations in respect of our securities.

Each holder or beneficial owner of senior debt securities, dated subordinated debt securities or warrants will be required to acknowledge and agree that the rights of the holders or beneficial owners of such securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power (as defined herein) by the relevant U.K. resolution authority (as defined herein). For more information, see the sections entitled “Description of Debt Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power” and “Description of Warrants—Agreement with Respect to the Exercise of U.K. Bail-in Power” in this prospectus.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2025

FORWARD-LOOKING STATEMENTS

This prospectus and certain documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the Group and Barclays Bank (as defined below). We caution readers that no forward-looking statement is a guarantee of future performance and that actual results or other financial condition or performance measures could differ materially from those contained in the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “projected,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements or guidance regarding or relating to the Group’s and Barclays Bank’s future financial position, business strategy, income levels, costs, assets and liabilities, impairment charges, provisions, capital leverage and other regulatory ratios, capital distributions (including policy on dividends and share buybacks), return on tangible equity, projected levels of growth in banking and financial markets, industry trends, any commitments and targets (including environmental, social and governance (“ESG”) commitments and targets), plans and objectives for future operations, International Financial Reporting Standards (“IFRS”) and other statements that are not historical or current facts. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements speak only as at the date on which they are made. Forward-looking statements may be affected by a number of factors, including, without limitation: changes in legislation, regulations, governmental and regulatory policies, expectations and actions, voluntary codes of practices and the interpretation thereof, changes in IFRS and other accounting standards, including practices with regard to the interpretation and application thereof and emerging and developing sustainability reporting standards (including emissions accounting methodologies); the outcome of current and future legal proceedings and regulatory investigations; the Group’s and Barclays Bank’s ability along with governments and other stakeholders to measure, manage and mitigate the impacts of climate change effectively or navigate inconsistencies and conflicts in the manner in which climate policy is implemented in the regions where the Group and Barclays Bank operate, including as a result of the adoption of anti-ESG rules and regulations, or other forms of governmental and regulatory action against ESG policies; environmental, social and geopolitical risks and incidents and similar events beyond the Group’s or Barclays Bank’s control; financial crime; the impact of competition in the banking and financial services industry; capital, liquidity, leverage and other regulatory rules and requirements applicable to past, current and future periods; United Kingdom (“U.K.”), United States (“U.S.”), Eurozone and global macroeconomic and business conditions, including inflation; volatility in credit and capital markets; market related risks such as changes in interest rates and foreign exchange rates; reforms to benchmark interest rates and indices; higher or lower asset valuations; changes in credit ratings of any entity within the Group, including Barclays Bank or any securities issued by such entities; changes in counterparty risk; changes in consumer behavior; changes in trade policy, including the imposition of tariffs or other protectionist measures; the direct and indirect consequences of the conflicts in Ukraine and the Middle East on European and global macroeconomic conditions, political stability and financial markets; political elections, including the impact of the U.S. elections in 2024 and subsequent changes in legislation and policy; developments in the U.K.’s relationship with the European Union (“EU”); the risk of cyberattacks, information or security breaches, technology failures or operational disruptions and any subsequent impact on the Group’s and Barclays Bank’s reputation, business or operations; the Group’s or Barclays Bank’s ability to access funding; and the success of acquisitions, disposals, joint ventures and other strategic transactions. A number of these factors are beyond the Group’s and Barclays Bank’s control. As a result, the Group’s and Barclays Bank’s actual financial position, results, financial and non-financial metrics or performance measures or ability to meet commitments and targets may differ materially from the statements or guidance set forth in the Group’s and Barclays Bank’s forward-looking statements. The list above is not exhaustive and there are other factors that may cause our actual results to differ materially from the forward-looking statements contained in this prospectus supplement and the documents incorporated by reference herein. You are also advised to read carefully the risk factors set out in the section entitled “Risk Factors” in our filings with the U.S. Securities Exchange Commission (the “SEC”), including in this prospectus and our Annual Report on Form 20-F for the financial year ended December 31, 2024, filed with the SEC on February 13, 2025 (the “2024 Form 20-F”), which is available on the SEC’s website at http://www.sec.gov.

Subject to our obligations under the applicable laws and regulations of any relevant jurisdiction (including, without limitation, the U.K. and the U.S.) in relation to disclosure and ongoing information, we undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is an important part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and omits some of the information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in, and exhibits to, the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the registration statement at the SEC’s internet site, as described under “Where You Can Find More Information” in this prospectus.

We filed the 2024 Form 20-F with the SEC on February  13, 2025 (File No. 001-10257). We are incorporating the 2024 Form 20-F by reference into this prospectus.

In addition, we incorporate by reference into this prospectus any future documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until any offering contemplated in this prospectus is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Barclays Treasury, Barclays PLC, 1 Churchill Place, London E14 5HP, United Kingdom (telephone: 011-44-20-7116-1000).

For purposes of this prospectus, references to “we,” “us” and “our” refer to Barclays Bank PLC (or any successor entity) and its consolidated subsidiaries, unless the context indicates otherwise; and references to The Depository Trust Company or “DTC” shall include any successor clearing system. The terms “Issuer” and “Barclays Bank” shall refer to Barclays Bank PLC (together with its subsidiary undertakings, the “Barclays Bank Group”). The terms “Group” and “Barclays” shall mean Barclays PLC and its consolidated subsidiaries, unless the context indicates otherwise. The term “PRA” means the Prudential Regulation Authority of the United Kingdom or such other governmental authority in the United Kingdom (or if Barclays Bank PLC becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of Barclays Bank PLC. References to “£” and “sterling” shall be to the lawful currency for the time being of the United Kingdom and references to “$” and “U.S. dollars” shall be to the lawful currency for the time being of the United States.

THE BARCLAYS BANK GROUP

Barclays is a diversified bank with five operating divisions comprising: Barclays UK, Barclays UK Corporate Bank, Barclays Private Bank and Wealth Management, Barclays Investment Bank and Barclays US Consumer Bank, which are supported by Barclays Execution Services Limited, the Group-wide service company providing technology, operations and functional services to businesses across the Group.

Barclays Bank is the non-ring-fenced bank within the Group and its principal activity is to offer products and services designed for larger corporate, private bank and wealth management, wholesale and international banking clients. The Barclays Bank Group contains the Barclays UK Corporate Bank, Barclays Private Bank and Wealth Management, Barclays Investment Bank and Barclays US Consumer Bank businesses. Barclays Bank offers customers and clients a range of products and services spanning consumer and wholesale banking.

Barclays UK broadly represents businesses within the Group that sit within Barclays Bank UK PLC, the UK ring-fenced bank, and its subsidiaries, and comprises UK Personal Banking, UK Business Banking and Barclaycard Consumer UK. The UK Personal Banking business offers retail solutions to help customers with their day-to-day banking needs, the UK Business Banking business serves business clients, from high growth start-ups to small-and-medium-sized enterprises, with specialist advice, and the Barclaycard Consumer UK business offers flexible borrowing and payment solutions. From November 1, 2024, Barclays UK includes the retail banking business acquired from Tesco Personal Finance plc which includes credit cards, unsecured personal loans, savings and operating infrastructure.

The whole of the issued ordinary share capital of Barclays Bank is beneficially owned by Barclays PLC. Barclays PLC is the ultimate holding company of the Group.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the offering of the securities will be used for general corporate purposes of the Issuer and its subsidiaries and/or the Group.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities (as defined below). It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those debt securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

The debt securities of any series will be either our senior obligations (the “Senior Debt Securities”) or our dated subordinated obligations (the “Dated Subordinated Debt Securities” and together with the Senior Debt Securities, the “debt securities”). Neither the Senior Debt Securities nor the Dated Subordinated Debt Securities will be secured by any assets or property of Barclays Bank PLC or any of its subsidiaries or affiliates (including Barclays PLC, its parent).

We will issue Senior Debt Securities and Dated Subordinated Debt Securities under indentures (respectively, the “Senior Debt Securities Indenture” and “Dated Subordinated Debt Securities Indenture”) between us and The Bank of New York Mellon, as trustee. The terms of the debt securities include those stated in the relevant indenture and any supplements thereto, and those terms made part of the relevant indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior Debt Securities Indenture and Dated Subordinated Debt Securities Indenture and any indentures supplemental thereto are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” We have filed or incorporated by reference a copy of, or the forms of, each indenture as exhibits to the registration statement, of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

General

The debt securities are not deposit liabilities of either Barclays PLC or Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction. Unless otherwise indicated in a prospectus supplement, Barclays PLC, our parent, has not guaranteed or assumed any obligations in respect of our debt securities.

Because we are a holding company as well as an operating company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of debt securities:

•	the issue date;

•	the maturity date;

•	the specific designation and aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount of the debt securities that may be authenticated or delivered;

•

the prices at which we will issue the debt securities; if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	whether we will issue the Senior Debt Securities or Dated Subordinated Debt Securities as Discount Securities, as explained in this section below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	any condition applicable to payment of any principal, premium or interest on Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the debt securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption;

•	the denominations in which the debt securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•

the amount, or how to calculate the amount, that we will pay to the Senior Debt Security holder or Dated Subordinated Debt Security holder, if the Senior Debt Security or Dated Subordinated Debt Security is redeemed before its stated maturity or accelerated, or for which the trustee shall be entitled to file and prove a claim;

•	whether and how the debt securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the debt securities are denominated, and in which we make any payments;

•	whether we will issue the debt securities wholly or partially as one or more global debt securities;

•	what conditions must be satisfied before we will issue the debt securities in definitive form (“definitive debt securities”);

•	any reference asset we will use to determine the amount of any payments on the debt securities;

•

any other or different Senior Events of Default, in the case of Senior Debt Securities, or any other or different Dated Subordinated Events of Default, in the case of Dated Subordinated Debt Securities, or covenants applicable to any of the debt securities, and the relevant terms if they are different from the terms in the applicable indenture;

•	in the case of Dated Subordinated Debt Securities, the applicable subordination provisions;

•	any restrictions applicable to the offer, sale and delivery of the debt securities;

•	whether we will pay Additional Amounts, as defined below, on the debt securities;

•	whether we will issue the debt securities in registered form (“registered securities”) or in bearer form (“bearer securities”) or both;

•	for registered debt securities, the record date for any payment of principal, interest or premium;

•	any listing of the debt securities on a securities exchange;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, calculation agents, transfer agents or registrars of any series;

•	any applicable additional provisions or provisions related to the U.K. Bail-in Power (as defined below) in connection with applicable regulatory capital or other requirements;

•	any other or different terms of the debt securities; and what we believe are any additional material U.S. federal and U.K. tax considerations.

If we issue debt securities in bearer form, the special restrictions and considerations relating to such bearer debt securities, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

Debt securities may bear interest at a fixed rate or a floating rate or we may sell Senior Debt Securities or Dated Subordinated Debt Securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount (“Discount Securities”). The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to Discount Securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of considerations under the Employee Retirement Income Security Act of 1974, as amended.

Holders of debt securities have no voting rights except as explained in this section below under “—Modification and Waiver” and “Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits.”

References to “you” and “holder” in the sections “—Agreement with Respect to the Exercise of U.K. Bail-in Power,” “—Subsequent Holders’ Agreement,” “—Additional Amounts” and “—Dated Subordinated Enforcement Events and Remedies” below, include beneficial owners of the debt securities.

Market-Making Transactions. If you purchase your debt security and/or any of our other securities we describe in this prospectus in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder, after the original offering and sale of the securities, or makes a short sale of a security and covers such short position by borrowing the security from us, our affiliates or others, or by purchasing the security from us, our affiliates or others, subject to an obligation to repurchase such securities at a later date. See “Plan of Distribution— Market-Making Resales” below.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Each issue of debt securities will provide the following:

Notwithstanding and to the exclusion of any other term of the debt securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the debt securities (or the trustee on behalf of the holders of the debt securities), by acquiring the debt securities, each holder or beneficial owner of the debt securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority (as defined below) that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the debt securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, or any other amounts payable on, the debt securities into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder or beneficial owner of the debt securities, of such shares, securities or obligations); (iii) the cancellation of the debt securities and/or (iv) the amendment or alteration of the maturity of the debt securities, or the amendment of the amount of interest or any other amounts due on the debt securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the debt securities solely to give effect to the exercise by the relevant U.K.

resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the debt securities further acknowledges and agrees that the rights of the holders or beneficial owners of the debt securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the debt securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For purposes of the debt securities, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group (as defined herein), including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise, the “Banking Act”), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

No repayment of the principal amount of the debt securities or payment of interest or any other amounts payable on the debt securities shall become due and payable after the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

By its acquisition of the debt securities, each holder and beneficial owner of the debt securities, to the extent permitted by the Trust Indenture Act, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the debt securities.

Upon the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the debt securities, the Issuer shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying holders of such occurrence. The Issuer shall also deliver a copy of such notice to the trustee for information purposes. Any delay or failure by the Issuer in delivering any notice referred to in this paragraph shall not affect the validity and enforceability of the U.K. Bail-in Power.

By its acquisition of the debt securities, each holder and beneficial owner of the debt securities acknowledges and agrees that the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the debt securities shall not give rise to a default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

The Issuer’s obligations to indemnify the trustee in accordance with the indentures shall survive the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to any debt securities.

By its acquisition of the debt securities, each holder and beneficial owner of the debt securities acknowledges and agrees that, upon the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the debt securities, (a) the trustee shall not be required to take any further directions from holders of the debt securities under Section 5.12 (Control by Holders) of the Senior Debt Securities Indenture or Section 5.13 (Control by Holders) of the Dated Subordinated Debt Securities Indenture, as

applicable, which sections authorize holders of a majority in aggregate principal amount of the outstanding debt securities of the relevant series to direct certain actions relating to the relevant debt securities, and (b) the indentures shall impose no duties upon the trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority in respect of the debt securities, the debt securities remain outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of such debt securities), then the trustee’s duties under the indentures shall remain applicable with respect to the debt securities following such completion to the extent that the Issuer and the trustee shall agree pursuant to a supplemental indenture or an amendment thereto.

By its acquisition of the debt securities, each holder and beneficial owner of the debt securities shall be deemed to have (a) consented to the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the debt securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the debt securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-in Power with respect to the debt securities as it may be imposed, without any further action or direction on the part of such holder, beneficial owner or the trustee.

Under the terms of the Senior Debt Securities, the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Senior Debt Securities will not be a default or an Event of Default (as each term is defined in the Senior Debt Securities Indenture).

Under the terms of the Dated Subordinated Debt Securities, the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Dated Subordinated Debt Securities is not a Winding-up Event or a Non-Payment Event (as defined in the Dated Subordinated Debt Securities Indenture).

If any debt securities provide for the delivery of property, any reference in this prospectus and the relevant prospectus supplement or pricing supplement to payment by Barclays Bank PLC under the debt securities will be deemed to include that delivery of property.

Subsequent Holders’ Agreement

Holders of debt securities that acquire such debt securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions described herein and in the relevant prospectus supplement to the same extent as the holders of such debt securities that acquire the debt securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the debt securities, including in relation to the U.K. Bail-in Power and, with respect to the Dated Subordinated Debt Securities, the waiver of set-off provisions described under “—No set-off” and the limitations on remedies specified in “—Dated Subordinated Enforcement Events and Remedies —Limited remedies for breach of obligations (other than non-payment)” below.

Legal Ownership; Form of Debt Securities

Street Name and Other Indirect Holders. Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in “street name.”

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. An investor who holds debt securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s debt securities registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders.” If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described in the section “Global Securities” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of debt securities will be issued only in the form of global securities.

Further details of legal ownership are discussed in the section “Global Securities” in this prospectus.

In the remainder of this section, “holders” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the subsection entitled “—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders.”

Payment and Paying Agents. We will pay interest to direct holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if the direct holder no longer owns the security on the interest due date. That particular day, usually about one business day in advance of the interest due date, is called the regular record date and is stated in the applicable prospectus supplement.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. Holders of debt securities must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of debt securities.

Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, and the date for payments of principal and any premium on any particular series of debt securities. The prospectus supplement will also specify the interest rate or rates, if any, or how the rate or rates will be calculated.

Ranking

Senior Debt Securities. Senior Debt Securities and the coupons (if any) appertaining thereto constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves. In the event of out winding-up or administration, the Senior Debt Securities and the coupons (if any) appertaining thereto will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Dated Subordinated Debt Securities. Dated Subordinated Debt Securities and the coupons (if any) appertaining thereto constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves. The relevant prospectus supplement will set forth the nature of the subordination provisions, including subordinated ranking of each series of Dated Subordinated Debt Securities relative to the debt and equity issued by us, including the extent to which the Dated Subordinated Debt Securities may rank junior in right of payment to our other obligations or in any other manner.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein that has the power to tax (each, a “taxing jurisdiction”), unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, at any time a taxing jurisdiction requires us to deduct or withhold taxes, we will pay the additional amounts of, or in respect of, the principal of, any premium, and any interest on the debt securities (“Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Additional Amounts for taxes that are payable because:

•

the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a taxing jurisdiction requiring that deduction or withholding, or otherwise has some connection with the taxing jurisdiction other than the holding or ownership of the debt security, or the collection of any payment of, or in respect of, principal of, any premium, or any interest on, any debt securities of the relevant series;

•	except in the case of our winding-up in England, the relevant debt security is presented for payment in the United Kingdom;

•

the relevant debt security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of such 30-day period;

•

the holder or the beneficial owner of the relevant debt securities or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or any interest on debt securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a condition to relief or exemption from such taxes;

•

the relevant debt security is presented for payment by or on behalf of a holder who would have been able to avoid such deduction or withholding by presenting the relevant debt security to another paying agent in a member state of the European Union or elsewhere; or

•

if the taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the debt securities had been the holder of the debt securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of the principal of, any premium, or any interest on, or in respect of, any debt securities of any series, we mean to include the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us or any paying agent on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and neither we nor any paying agent will be required to pay Additional Amounts on account of any FATCA Withholding Tax.

With respect to Dated Subordinated Debt Securities, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the Dated Subordinated Debt Securities and the Dated Subordinated Debt Securities Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this paragraph will be treated as paid to the holder of a Dated Subordinated Debt Security, and we will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “—Additional Amounts” explicitly provide otherwise.

Redemption

Redemption of Senior Debt Securities for Tax Reasons. Subject to the provisions set out in “—Notice of Redemption” below and unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the Senior Debt Securities of any series if:

•

we are required to issue definitive debt securities (see “Global Securities—Special Situations When a Global Security Will Be Terminated”) and, as a result, we are or would be required to pay Additional Amounts with respect to the Senior Debt Securities; or

•

we determine that as a result of a change in or amendment to the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application of those laws or regulations on or after the issue date of the Senior Debt Securities, including a decision of any court or tribunal, which becomes effective on or after the issue date of the Senior Debt Securities (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), we (or any successor entity):

(i)	will or would be required to pay holders Additional Amounts with respect to the Senior Debt Securities;

(ii)

would not be entitled to claim a deduction in respect of any payment in respect of the Senior Debt Securities in computing our (or its) taxation liabilities (or the value of any such deduction would be materially reduced); or

(iii)

we would not, as a result of the Senior Debt Securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of this prospectus or any similar system or systems having like effect as may from time to time exist), provided that in each case, the consequences cannot be avoided by us taking reasonable measures available to us.

In each case and unless the relevant prospectus supplement provides otherwise, before we give a notice of redemption (which notice shall be irrevocable), we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee, confirming that we are entitled to exercise our right of redemption. The redemption must be made in respect of all, but not some, of the Senior Debt Securities of the relevant series. The redemption price will be equal to 100% of the principal amount of debt securities being redeemed together with any accrued but unpaid interest, in respect of such Senior Debt Securities to the date fixed for redemption or, in the case of Senior Debt Securities which are Discount Securities, such portion of the principal amount of such Discount Securities as may be specified by their terms.

Redemption of Dated Subordinated Debt Securities for Tax Reasons. Subject to the provisions set out in “—Condition to Redemption of Dated Subordinated Debt Securities” and “—Notice of Redemption” below, and unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the Dated Subordinated Debt Securities of any series if we determine that as a result of a change in, or amendment to, the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application of those laws or regulations on or after the issue date of the Dated Subordinated Debt Securities, including a decision of any court or tribunal which becomes effective on or after the issue date of the relevant Dated Subordinated Debt Securities (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations):

•	we will or would be required to pay Additional Amounts with respect to the Dated Subordinated Debt Securities;

•

we would not be entitled to claim a deduction in respect of any payment in respect of the Dated Subordinated Debt Securities in computing our taxation liabilities (or the value of any such deduction would be reduced);

•

we would not, as a result of the Dated Subordinated Debt Securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of this prospectus or any similar system or systems having like effect as may from time to time exist);

•	we would have to treat the Dated Subordinated Debt Securities of such Series or any part thereof as a derivative or an embedded derivative for United Kingdom tax purposes, or

•	we would, in the future, have to bring into account a taxable credit if the principal amount of the Dated Subordinated Debt Securities were written down or converted,

(each such change in tax law or regulation or the official application thereof, a “Tax Event”); provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us.

In each case, and unless the relevant prospectus supplement provides otherwise, before we give a notice of redemption, we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee, confirming that we are entitled to exercise our right of redemption. The redemption must be made in respect of all, but not some, of the Dated Subordinated Debt Securities of the relevant series. The redemption price will be equal to 100% of the principal amount of Dated Subordinated Debt Securities being redeemed, together with any accrued but unpaid interest in respect of such Dated Subordinated Debt Securities to (but excluding) the date fixed for redemption or, in the case of Dated Subordinated Debt Securities which are Discount Securities, such portion of the principal amount of such Discount Securities as may be specified by their terms.

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series;

•	the redemption price;

•

that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP number or numbers, if any, with respect to the debt securities.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate.

Condition to Redemption of Dated Subordinated Debt Securities. Notwithstanding any other provision, and unless otherwise specified in the applicable prospectus supplement, we may redeem Dated Subordinated Debt Securities (and give notice thereof to the holders of such Dated Subordinated Debt Securities) only if we have obtained the PRA’s prior consent (if such consent is then required by Capital Regulations) for the redemption of the relevant Dated Subordinated Debt Securities.

Condition to Repurchase. Unless the applicable prospectus supplement specifies otherwise, we or any member of the Group may purchase or otherwise acquire any outstanding debt securities of any series at any price in the open market or otherwise, subject to the following sentence and to applicable law. Repurchases of Dated Subordinated Debt Securities must be (i) in accordance with the Capital Regulations applicable to the Group in force at the relevant time, (ii) subject to the prior consent of the PRA (if such consent is then required by the Capital Regulations) and (iii) with all unmatured coupons appertaining thereto.

We will treat as cancelled and no longer issued and outstanding any debt securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities. Unless otherwise specified in the applicable prospectus supplement, you have no right to require us to repurchase the debt securities. Such debt securities will stop bearing interest on the repurchase date, even if you do not collect your money.

Description of Certain U.K. CRD Provisions Relating to Redemption and Repurchase of Dated Subordinated Debt Securities. The rules under U.K. CRD prescribe certain conditions for the granting of permission by the competent authority (the PRA in our case) to a request by an issuer to redeem or repurchase securities such as the Dated Subordinated Debt Securities. In this respect, the U.K. CRD Regulation provides that the PRA shall grant permission to a redemption or repurchase of Dated Subordinated Debt Securities provided that either of the following conditions is met, as applicable to the Dated Subordinated Debt Securities:

(1)

before or at the same time as such redemption or repurchase of the Dated Subordinated Debt Securities, we replace the Dated Subordinated Debt Securities with “own funds instruments” (as defined below) of equal or higher quality at terms that are sustainable for our income capacity; or

(2)

we have demonstrated to the satisfaction of the PRA that our “own funds” (as defined below) and “eligible liabilities” (as defined below) would, following such redemption or repurchase, exceed the capital ratios laid down under U.K. CRD and in the U.K. legislation that implemented EU Directive 2014/59/EU by a margin that the PRA may consider necessary.

In addition, the rules under the U.K. CRD Regulation provide that the PRA may only permit us to redeem or repurchase the Dated Subordinated Debt Securities before five years after the date of issuance of the relevant Dated Subordinated Debt Securities if the conditions listed in paragraphs (1) or (2) above are met and either:

(a)

in the case of redemption or repurchase due to the occurrence of a change in the regulatory classification of the relevant Dated Subordinated Debt Securities that would be likely to result in their exclusion from own funds or reclassification as a lower quality form of own funds, (i) the PRA considers such change to be sufficiently certain and (ii) we demonstrate to the satisfaction of the PRA that such change was not reasonably foreseeable at the time of the issuance of the relevant Dated Subordinated Debt Securities; or

(b)

in the case of redemption due to the occurrence of a Tax Event, we demonstrate to the satisfaction of the PRA that such Tax Event is material and was not reasonably foreseeable at the time of issuance of the relevant Dated Subordinated Debt Securities.

(3)

before or at the same time as such redemption or repurchase of the relevant Dated Subordinated Debt Securities, we replace such Dated Subordinated Debt Securities with own funds instruments of equal or higher quality at terms that are sustainable for our income capacity and the PRA has permitted that action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or

(4)	the relevant Dated Subordinated Debt Securities are repurchased for market making purposes.

The rules under U.K. CRD may be modified from time to time after the date of issuance of the relevant Dated Subordinated Debt Securities.

“Capital Regulations” means, at any time, the laws, regulations, requirements, standards, guidelines and policies relating to capital adequacy for credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the United Kingdom (or in such other jurisdiction in which the Issuer may be organized or domiciled) and applicable to the Group, including U.K. CRD;

“Common Equity Tier 1, Additional Tier 1 or Tier 2 instruments” means Common Equity Tier 1, Additional Tier 1 or Tier 2 instruments, respectively, for purposes of the Capital Regulations.

“eligible liabilities” has the meaning given to such term in the Banking Act;

“EU CRD” means:

(i) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investments firms, as amended before IP completion day; and

(ii) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended before IP completion day;

“IP completion day” has the meaning given in the U.K. European Union (Withdrawal Agreement) Act 2020;

“U.K. CRD” means the legislative package consisting of:

(i) the U.K. CRD Regulation;

(ii) the law of the U.K. or any part of it (as amended or replaced in accordance with domestic law from time to time), which immediately before IP completion day implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures, such Directive as amended before IP completion day; and

(iii) direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day implemented EU CRD as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act and as the same may be amended or replaced in accordance with domestic law from time to time;

“U.K. CRD Regulation” means Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investments firms, as amended before IP completion day, as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act and as the same may be further amended or replaced in accordance with domestic law from time to time;

“own funds” has the meaning given to such term in the U.K. CRD Regulation as interpreted and applied in accordance with the Capital Regulations then applicable to the Issuer. Under the U.K. CRD Regulation, as at the date hereof, “own funds” means the sum of Tier 1 Capital and Tier 2 Capital.

“own funds instruments” has the meaning given to such term in the U.K. CRD Regulation as interpreted and applied in accordance with the Capital Regulations then applicable to the Issuer. Under the U.K. CRD Regulation, as at the date hereof, “own funds instruments” means capital instruments issued by the institution that qualify as Common Equity Tier 1, Additional Tier 1 or Tier 2 instruments.

“Tier 1 Capital” means Tier 1 Capital for the purposes of the Capital Regulations.

“Tier 2 Capital” means Tier 2 Capital for the purposes of the Capital Regulations.

“Withdrawal Act” means the U.K. European Union (Withdrawal) Act 2018, as amended;

Notice of Redemption

Unless the relevant prospectus supplement provides otherwise, any redemption of debt securities shall be subject to our giving not less than 30 days’, nor more than 60 days’, prior notice to the holders of such debt securities via DTC (or, if the debt securities are held in definitive form, to the holders at their addresses shown on the register for the debt securities) (such notice being irrevocable except in the limited circumstances described in the following paragraph) specifying our election to redeem such debt securities and the date fixed for such redemption. Notice by DTC to participating institutions and by these participants to street name holders of beneficial interests in the relevant debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

If the Issuer has elected to redeem any debt securities but prior to the payment of the redemption amount with respect to such redemption the relevant U.K. resolution authority exercises its U.K. Bail-in Power in respect of the debt securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Convertible or Exchangeable Securities

Unless the applicable prospectus supplement specifies otherwise, optionally convertible or exchangeable securities will entitle the holder, during a period, or at specific times, to convert or exchange optionally convertible or exchangeable securities into or for the underlying security, basket or baskets of securities, index or indices of securities, or a combination of these, at a specified rate of exchange. Optionally convertible or exchangeable securities will be redeemable at our option prior to maturity, if the applicable prospectus supplement so states. If a holder does not elect to convert or exchange the optionally convertible or exchangeable securities before maturity or any applicable redemption date, the holder will receive the principal amount of the optionally convertible or exchangeable securities.

Unless the applicable prospectus supplement specifies otherwise, the holder is not entitled to convert or exchange mandatorily convertible or exchangeable securities before maturity. At maturity, the holder must convert or exchange the mandatorily convertible or exchangeable securities for the underlying security, basket or baskets of securities or index or indices of securities, or a combination of these, at a specified rate of exchange, and, therefore, the holder may receive less than the principal amount of the mandatorily convertible or exchangeable security. If the applicable prospectus supplement so indicates, the specified rate at which a mandatorily convertible or exchangeable security will be converted or exchanged may vary depending on the value of the underlying securities, basket or baskets of securities, index or indices of securities, or a combination of these so that, upon conversion or exchange, the holder participates in a percentage, which may be other than 100%, of the change in value of the underlying securities, basket or baskets, index or indices of securities, or a combination of these.

Unless the applicable prospectus supplement specifies otherwise, upon conversion or exchange, at maturity or otherwise, the holder of a convertible or exchangeable security may receive, at the specified exchange rate, either the underlying security or the securities constituting the relevant basket or baskets, index or indices, or a combination of these, or the cash value thereof.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder(s) of not less than, in the case of the Senior Debt Securities, a majority of or, in the case of the Dated Subordinated Debt Securities, 66 2/3% in aggregate principal amount of the debt securities of the series outstanding under the applicable indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected debt security that would:

•	change the terms of any debt security to change the stated maturity date of its principal amount;

•	change the principal amount of, or any premium or rate of interest, with respect to any debt securities;

•	reduce the amount of principal on a Discount Security that would be due and payable upon an acceleration of the maturity date of any series of debt securities;

•	change our obligation, or any successor’s, to pay Additional Amounts, if any;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable, to the extent that such right exists;

•

reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Senior Event of Default or Dated Subordinated Event of Default (in each case as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the indenture;

•

modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities, in either case in a manner adverse to the holders; or

•

modify the foregoing requirements or the provisions of the indenture relating to the waiver of any past Senior Event of Default, Dated Subordinated Event of Default or covenants, except as otherwise specified.

Unless the relevant prospectus supplement provides otherwise, in addition, any variations in the terms and conditions of Dated Subordinated Debt Securities of any series, including modifications relating to the subordination or redemption provisions of such Dated Subordinated Debt Securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitations on Suits

Senior Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Event of Default” with respect to any series of Senior Debt Securities shall result if:

•

we do not pay any principal or interest on any Senior Debt Securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in principal amount of the Senior Debt Securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Event of Default if during the 14 days after the notice such sums (“Withheld Amounts”) were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Event of Default if we act on the advice given to us during the 14-day period by independent legal advisers approved by the trustee; or

•

we breach any covenant or warranty of the Senior Debt Securities Indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 21 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the Senior Debt Securities of that series and requiring the breach to be remedied or from holders of at least 25% in principal amount of the Senior Debt Securities of that series requiring the breach to be remedied; or

•

either (i) an English court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or (ii) an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the Senior Debt Securities of that series may at their discretion declare the Senior Debt Securities of that series to be due and repayable immediately (and the Senior Debt Securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable against us to enforce payment. Subject to the provisions of the Senior Debt Securities Indenture for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the Senior Debt Securities Indenture, and must not be unjustly prejudicial to the holder(s) of any Senior Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the Senior Debt Securities Indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of Senior Debt Securities or holders of coupons or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amounts and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amounts together with interest accrued on it. For the purposes of this subsection, this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders, but in the case of payment of any Withheld Amount, without prejudice to the provisions described under “—Additional Amounts.” Interest accrued on any Withheld Amounts will be paid net of any taxes required by applicable law to be withheld or deducted and we shall not be obliged to pay any Additional Amount in respect of any such withholding or deduction.

The holders of a majority of the aggregate principal amount of the outstanding Senior Debt Securities of any affected series may waive any past Senior Event of Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium or interest, on any Senior Debt Securities; or

•	a covenant or provision of the Senior Debt Securities Indenture which cannot be modified or amended without the consent of each holder of Senior Debt Securities of the series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Event of Default if, in the opinion of the trustee, such waiver or authorization would not be materially prejudicial to the interests of the holders.

The trustee will, within 90 days of a default with respect to the Senior Debt Securities of any series, give to each affected holder of the Senior Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on the Senior Debt Securities, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Senior Debt Securities Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a Senior Event of Default.

Dated Subordinated Enforcement Events and Remedies

Winding-up

Unless the relevant prospectus supplement provides otherwise, if a Winding-up Event occurs, subject to the subordination provisions set out in the relevant prospectus supplement, the outstanding principal amount of the Dated Subordinated Debt Securities together with any accrued but unpaid interest thereon will become immediately due and payable. A “Winding-up Event” with respect to the Dated Subordinated Debt Securities shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of Barclays Bank PLC, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment

If we fail to pay any amount that has become due and payable under the Dated Subordinated Debt Securities and the failure continues for 14 days, the trustee may give us notice of such failure. If within a period of 14 days following the provision of such notice, the failure continues and has not been cured nor waived, the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the trustee may, without further notice, institute such proceedings against us as the trustee may think fit to enforce any term, obligation or condition binding on us under the Dated Subordinated Debt Securities or the Dated Subordinated Debt Securities Indenture (other than any payment obligation under or arising from the Dated Subordinated Debt Securities or the Dated Subordinated Debt Securities Indenture, including, without limitation, payment of any principal or interest) (a “Dated Subordinated Performance Obligation”); provided always that the trustee (acting on behalf of the holders of the Dated Subordinated Debt Securities) and the holders of the Dated Subordinated Debt Securities may not enforce, and may not be entitled to enforce or otherwise claim, against us any judgment or other award given in such proceedings that requires the payment of money by us, whether by way of damages or otherwise (a “Dated Subordinated Monetary Judgment”), except by proving such Dated Subordinated Monetary Judgment in our winding-up and/or by claiming such Dated Subordinated Monetary Judgment in our administration.

For the avoidance of doubt, the sole and exclusive manner by which the trustee (acting on behalf of the holders of the Dated Subordinated Debt Securities) and the holders of the Dated Subordinated Debt Securities may seek to enforce or otherwise claim a Dated Subordinated Monetary Judgment against us in connection with our breach of a Dated Subordinated Performance Obligation shall be by proving such Dated Subordinated Monetary Judgment in our winding-up and/or by claiming such Dated Subordinated Monetary Judgment in our administration. By its acquisition of the Dated Subordinated Debt Securities, each holder of the Dated Subordinated Debt Securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the trustee (acting on behalf of the holders of the Dated Subordinated Debt Securities) to enforce or otherwise claim, a Dated Subordinated Monetary Judgment against us in connection with our breach of a Dated Subordinated Performance Obligation, except by proving such Dated Subordinated Monetary Judgment in our winding-up and/or by claiming such Dated Subordinated Monetary Judgment in our administration.

No other remedies

Other than the limited remedies specified herein under “Dated Subordinated Enforcement Events and Remedies” above and subject to “Trust Indenture Act remedies” below, no remedy against us will be available to the trustee (acting on behalf of the holders of the Dated Subordinated Debt Securities) or the holders of the Dated Subordinated Debt Securities whether for the recovery of amounts owing in respect of such Dated Subordinated Debt Securities or under the Dated Subordinated Debt Securities Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such Dated Subordinated Debt Securities or under the Dated Subordinated Debt Securities Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Dated Subordinated Debt Securities Indenture and any subordination provisions in any supplemental indenture thereto.

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “Dated Subordinated Enforcement Events and Remedies” above, (1) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the Dated Subordinated Debt Securities under the provisions of the Dated Subordinated Debt Securities Indenture and (2) nothing shall impair the right of a holder of the Dated Subordinated Debt Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the Dated Subordinated Debt Securities; provided that, in the case of each of (1) and (2) above, any payments in respect of, or arising from, the Dated Subordinated Debt Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Dated Subordinated Debt Securities, are subject to the subordination provisions set forth in the Dated Subordinated Debt Securities Indenture and any subordination provisions in any supplemental indenture thereto.

No set-off

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, claims in respect of any Dated Subordinated Debt Security may not be set-off, or be the subject of a counterclaim, by the trustee or any holder against or in respect of any of its obligations to us, and the trustee and every holder will be deemed to have waived any right of set-off or counterclaim in respect of the Dated Subordinated Debt Securities or the Dated Subordinated Debt Securities Indenture that they might otherwise have against us. No holder of Dated Subordinated Debt Securities shall be entitled to proceed directly against us except as described in “—Limitation on Suits” below.

Trustee’s Duties—Dated Subordinated Debt Securities

In case of a Dated Subordinated Event of Default under any series of the Dated Subordinated Debt Securities, the trustee shall exercise such of the rights and powers vested in it by the Dated Subordinated Debt Securities Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “Dated Subordinated Event of Default” shall occur (i) upon a Winding-Up Event that occurs, (ii) if we fail to pay any amount that has become due and payable under any series of the Dated Subordinated Debt Securities and such failure continues for 14 days (as described under “Dated Subordinated Enforcement Events and Remedies—Non-payment”) or (iii) upon a breach by us of a Dated Subordinated Performance Obligation with respect to a series of the Dated Subordinated Debt Securities (as described under “Dated Subordinated Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment)”). Holders of a majority of the aggregate principal amount of the outstanding Dated Subordinated Debt Securities of a series may not waive any past Dated Subordinated Event of Default specified in clauses (i) and (ii) in the preceding sentence.

If a Dated Subordinated Event of Default occurs and is continuing with respect to any series of the Dated Subordinated Debt Securities, the trustee will have no obligation to take any action at the direction of any holders of such series of the Dated Subordinated Debt Securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding Dated Subordinated Debt Securities of a series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the Dated Subordinated Debt Securities. However, this direction (a) must not be in conflict with any rule of law or the Dated Subordinated Debt Securities Indenture and (b) must not be unjustly prejudicial to the holder(s) of such series of the Dated Subordinated Debt Securities not taking part in the direction, as determined by the trustee in its sole discretion. The trustee may also take any other action, not inconsistent with the direction, that it deems proper.

The trustee will, within 90 days of a Dated Subordinated Event of Default with respect to the Dated Subordinated Debt Securities of any series, give to each affected holder of the Dated Subordinated Debt Securities of the affected series notice of any Dated Subordinated Event of Default known to a responsible officer of the trustee, unless the Dated Subordinated Event of Default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Dated Subordinated Debt Securities Indenture.

Limitation on Suits

Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	The holder must give the trustee written notice that a Senior Event of Default or Dated Subordinated Event of Default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer (i) in respect of the Senior Debt Securities, reasonable indemnity to the trustee, or (ii) in respect of the Dated Subordinated Debt Securities, indemnity satisfactory to the trustee in its sole discretion, against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

•

With respect to Senior Debt Securities, in the case of our winding-up in England, such legal action or proceeding is in the name and on behalf of the trustee to the same extent, but no further, as the trustee would have been entitled to do.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the debt securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Senior Event of Default or Dated Subordinated Event of Default.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to, any of the persons specified in the applicable indenture. However, any successor corporation formed by any consolidation, amalgamation or merger, or any transferee or lessee of our assets, must be a bank organized under the laws of the United Kingdom that assumes our obligations on the debt securities and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation (including, if and to the extent required by the Capital Regulations at such time, the prior consent of the PRA), any of our wholly owned subsidiaries (or, with respect to the Dated Subordinated Debt Securities, Barclays PLC) may assume our obligations under the debt securities of any series without the consent of any holder (the “Substituted Issuer”). We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Ranking” above, in the case of Dated Subordinated Debt Securities) the obligations of the Substituted Issuer under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by a U.K. taxing jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by a U.K. taxing jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Additional Amounts related to taxes (subject to the exceptions set forth in “—Additional Amounts” above) imposed by a U.K. taxing jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

Unless the applicable prospectus supplement specifies otherwise, the debt securities and indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the Dated Subordinated Debt Securities Indenture, the subordination provisions and any applicable provisions relating to waiver of set-off of each series of Dated Subordinated Debt Securities and the related provisions in the Dated Subordinated Debt Securities Indenture will be governed by and construed in accordance with the laws of England.

Notices

Notices regarding the debt securities will be valid:

•	with respect to global debt securities in bearer form, if in writing and delivered or mailed to each direct holder;

•	in the case of Dated Subordinated Debt Securities, with respect to global debt securities if given in accordance with the applicable procedures of the depositary for such global debt securities; or

•	if registered debt securities are affected, if given in writing and mailed to each direct holder as provided in the applicable indenture; or

•

with respect to bearer definitive debt securities, if published at least once in an Authorized Newspaper (as defined in the indentures) in the Borough of Manhattan in New York City and as the applicable prospectus supplement may specify otherwise.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine. With respect to a global debt security representing any series of debt securities, a copy of all notices with respect to such series will be delivered to the depositary for such global debt security.

The Trustee

The Bank of New York Mellon will be the trustee under the indentures. The trustee has two principal functions:

•

first, it can enforce a holder’s rights against us if we default on debt securities issued under the indentures. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel, has been designated as our authorized agent for service of process in any proceeding arising out of or relating to the Senior Debt Securities Indenture or Senior Debt Securities brought in any federal or state court in New York City, and, pursuant to the Senior Debt Securities Indenture, we have irrevocably submitted to the jurisdiction of these courts.

Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel, has been designated as our authorized agent for service of process in any proceeding arising out of or relating to the Dated Subordinated Debt Securities Indenture or Dated Subordinated Debt Securities brought in any federal or state court in the Borough of Manhattan, New York City, and, pursuant to the Dated Subordinated Debt Securities Indenture, we have irrevocably submitted to the jurisdiction of these courts.

DESCRIPTION OF WARRANTS

The following is a summary of the general terms of the warrants. It sets forth possible terms and provisions for each series of warrants. Each time that we offer warrants, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

We will issue each series of warrants under either an indenture between us and The Bank of New York Mellon, as trustee, or a warrant agreement between us and the applicable warrant agent. The terms of the warrants include those stated in the relevant indenture or agreement and any supplements thereto. We have filed each of the form of warrant indenture and warrant agreement as an exhibit to the registration statement, of which this prospectus is a part. If we issue a series of warrants under a warrant agreement, we will file that agreement either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 6-K.

Because this section is a summary, it does not describe every aspect of the warrants in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture or agreement, any supplement to the relevant indenture or agreement and each series of warrants. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture or agreement.

General

We may issue warrants that are debt warrants or universal warrants. We will issue each series of warrants under either a warrant indenture or a warrant agreement. We may offer warrants separately or together with our debt securities. When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable indenture or agreement. We may issue warrants in such amounts or in as many distinct series as we wish.

Debt Warrants

We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a “debt warrant.”

Universal Warrants

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•

securities of one or more issuers, including our preferred stock or other securities (other than our ordinary shares or ordinary shares of Barclays PLC) described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to this type of warrant as a “universal warrant.” When we refer to “warrant property,” we mean such of each property described in the first four bullet points above as may be purchased or sold pursuant to a warrant, or by reference to which the cash value of a warrant is determined or linked.

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Each issue of warrants will provide the following:

Notwithstanding and to the exclusion of any other term of the warrants or any other agreements, arrangements or understandings between us and any holder (or the trustee on behalf of the holders) or beneficial owner of the warrants, by acquiring the warrants, each holder and beneficial owner of the warrants acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority (as defined below) that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the warrants; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the warrants into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder or beneficial owner of the warrants of such shares, securities or obligations); (iii) the cancellation of the warrants and/or (iv) the amendment or alteration of the maturity of the warrants, or amendment of the amount of interest or any other amounts due on the warrants, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the warrants solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the warrants further acknowledges and agrees that the rights of the holders or beneficial owners of the warrants are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the warrants may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For purposes of the warrants, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the Banking Act pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

The relevant prospectus supplement may describe related provisions with respect to the U.K. Bail-in Power, including certain waivers by the holders of warrants of certain claims against the trustee, to the extent permitted by the Trust Indenture Act.

Legal Ownership; Form of Warrants

Street Name and Other Indirect Holders. Investors who hold warrants in accounts at banks or brokers will generally not be recognized by us as legal holders of warrants. This is called holding in “street name.”

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its warrants. These intermediary banks, brokers and other financial institutions pass along warrant property and other payments on the warrants, either because they agree to do so in their customer agreements or because they are legally required. An investor who holds warrants in street name should check with the investor’s own intermediary institution to find out:

•	how it handles warrant payments or delivers warrant property and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s warrants, registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the warrants if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee or any warrant agent and those of any third parties employed by us or the trustee or any warrant agent, under the warrants, the warrant indenture and any warrant agreement run only to persons who are registered as holders of warrants. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold warrants in that manner or because the warrants are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders.” If we issue warrants in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the warrants included in the global security not be transferred to the name of any other direct holder unless the special circumstances described in the section “Global Securities” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of warrants will be issued only in the form of global securities.

Further details of legal ownership are discussed in the section “Global Securities” below.

In the remainder of this description “holder” means direct holders and not street name or other indirect holders of warrants. Indirect holders should read the subsection entitled “—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders.”

General Terms of Warrants

Because we are a holding company, our ability to perform our obligations on the warrants will depend in part on our ability to participate in distributions of assets from our subsidiaries. We discuss these matters above under “Description of Debt Securities—General.”

Neither the indenture nor any warrant agreement limits the number of warrants that we may issue.

The prospectus supplement will indicate, where applicable, for each series or of two or more related series of warrants:

•	the specific designation and aggregate number of, the warrants;

•	the prices at which we will issue the warrants;

•	the currency with which the warrants may be purchased;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	the minimum number, if any, of warrants that must be exercised at any one time, other than upon automatic exercise, if applicable;

•	the maximum number, if any, of warrants that may be exercised on any exercise date or during any exercise period, as applicable;

•	any provisions for the automatic exercise of the warrants at expiration or otherwise;

•	in the case of universal warrants, if the warrant property is an index or a basket of securities, a description of the index or basket of securities, as the case may be;

•

in the case of universal warrants, if the warrant property is an index, a description of the method of providing for a substitute index or indices or otherwise determining the amount payable if any index changes or ceases to be made available by its publisher;

•

if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem any warrants of the series at our option, in whole or in part and, if other than by a board resolution, the manner in which such election is evidenced;

•	the indenture or agreement under which we will issue the warrants;

•	whether the warrants will be registered securities or bearer securities or both;

•	if applicable, that any warrants shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries;

•	the identities of the trustee or warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any listing of the warrants on a securities exchange; and

•	any other terms of the warrants.

If we issue warrants in bearer form, the special restrictions and considerations relating to such bearer warrants, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

No holder of a warrant will have any rights of a holder of the warrant property purchasable or deliverable under the warrant.

Holders of warrants have no voting rights except as explained below under “—Modification and Waiver” and “—Warrant Events of Default; Limitation of Remedies.”

Our affiliates may resell warrants in market-making transactions after their initial issuance. We discuss these transactions above under “Description of Debt Securities—General—Market-Making Transactions.”

Additional Terms of Warrants

Debt Warrants

The prospectus supplement will further indicate, for each series or two or more related series of debt warrants:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

•	the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

•

the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Universal Warrants

The prospectus supplement will further indicate for each series or two or more related series of universal warrants:

•

whether the universal warrants are call warrants or put warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

•	the specific warrant property, as well as the amount or the method for determining the amount of the warrant property purchasable or saleable upon the exercise of each warrant;

•

the price at which and the currency with which the warrant property may be purchased or sold by or on behalf of the holder of each universal warrant upon the exercise of that warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

•

whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both and whether the election of such form of settlement is to be at our option or at the option of the holder of such warrant.

General Provisions of Warrant Indenture

We may issue universal warrants under the warrant indenture. Warrants of this kind will not be secured by any property or assets of Barclays Bank PLC or its subsidiaries. Thus, by owning a warrant issued under the indenture, you hold one of our unsecured obligations.

Ranking

The warrants issued under the indenture will constitute our direct, unconditional, unsecured and unsubordinated obligations and will at all times rank pari passu without any preference among themselves. In the event of a winding-up or administration of the Issuer, the warrants will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Redemption

Redemption for Tax Reasons. Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the warrants of any series upon not less than 35 nor more than 60 days’ notice to the holders on any dates as are specified in the applicable prospectus supplement, if we determine that as a result of a change in or amendment to the laws or regulations of a taxing jurisdiction, including any treaty to which the taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), we (or any successor entity) will become subject to any adverse tax consequences.

Before we give a notice of redemption, we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee, confirming that we are entitled to exercise our right of redemption. The redemption must be made in respect of all, but not some, of the warrants of the relevant series. The relevant pricing supplement will specify the applicable redemption price for the warrants.

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the warrants of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the warrants. Any notice of redemption of warrants will state:

•	the date fixed for redemption;

•	the redemption price;

•	the amount of warrants to be redeemed if we are only redeeming a part of the series;

•	that on the date fixed for redemption the redemption price will become due and payable on each warrant to be redeemed;

•	the place or places at which each holder may obtain payment of the redemption price;

•	if applicable, the terms of exercise, the date on which the right to exercise the warrant terminates and the place or places where such warrants may be surrendered for exercise; and

•	the CUSIP number or numbers, if any, with respect to the warrants.

In the case of a partial redemption, the trustee shall select the warrants that we will redeem in any manner it deems fair and appropriate.

We or any of our subsidiaries may at any time purchase warrants of any series in the open market or by tender (available alike to each holder of warrants of the relevant series) or by private agreement, if applicable law allows. We will treat as cancelled and no longer issued and outstanding any warrants of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of warrants without the consent of the holders of the warrants. We may make other modifications and amendments with the consent of the holder(s) of not less than a majority in number of the warrants of the series outstanding under the indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected warrant that would:

•	change the terms of any warrant with respect to the payment or settlement date of the warrant;

•	change the exercise price of the warrant;

•	reduce the amount of money payable or reduce the amount or change the kind of warrant property deliverable upon the exercise of the warrant or any premium payable upon redemption of the warrant;

•	change the places at which payments are payable or the currency of payment;

•	permit redemption of a warrant if not previously permitted;

•

impair a holder’s right to exercise its warrant, or sue for payment or delivery of any money or warrant property payable or deliverable with respect to its warrant on or after the payment or settlement date, or in the case of redemption, the redemption date;

•

reduce the percentage in number of outstanding warrants of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Warrant Event of Default (as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the indenture;

•

modify the terms and conditions of our obligations in respect of the due and punctual payment or delivery of money or warrant property due and payable or deliverable on the warrants, in a manner adverse to the holders; or

•	modify the foregoing requirements or the provisions of the indenture relating to the waiver of any past Warrant Event of Default or covenants, except as otherwise specified.

Warrant Events of Default; Limitation of Remedies

Warrant Events of Default. Unless the relevant prospectus supplement provides otherwise, a “Warrant Event of Default” with respect to any warrant shall result if:

•

we do not pay any money or deliver any warrant property with respect to that warrant on the payment or settlement date in accordance with the terms of that warrant. It shall not, however, be a Warrant Event of Default if we satisfy the trustee that such sums or warrant property (“Withheld Amounts”) were not paid or delivered in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Warrant Event of Default if we act on the advice given to us during a 14-day period by independent legal advisers approved by the trustee; or

•

we breach any covenant or warranty of the warrant indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 21 days of receipt of a written notice from the trustee requiring the breach to be remedied or from holders of at least 25% in number of the outstanding warrants of the relevant series requiring the breach to be remedied; or

•

either an English court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency).

If a Warrant Event of Default occurs and is continuing, the trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holders of a majority in number of the outstanding warrants of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the warrant indenture, and must not be unjustly prejudicial to the holder(s) of any warrants of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the warrant indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of warrants or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amount together with interest accrued on it. For the purposes of this subsection, this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders. Interest accrued on any Withheld Amount will be paid net of any taxes required by applicable law to be withheld or deducted.

The holders of a majority in number of the outstanding warrants of any affected series may waive any past Warrant Event of Default with respect to the series, except any default in respect of either:

•	the payment or delivery of money or warrant property in respect of any warrant of the series; or

•	a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding warrant of the series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Warrant Event of Default if, in the opinion of the trustee, such waiver or authorization would not be materially prejudicial to the interests of the holders.

In accordance with Section 315(b) (Notice of Defaults) of the Trust Indenture Act, the trustee will, within 90 days of a default with respect to the warrants of any series, give to each affected holder of the warrants of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment or delivery of any money or warrant property, the trustee will be entitled to withhold notice of any default in the performance, or breach, of any covenant or warranty in the warrant indenture until at least 10 days after the occurrence thereof.

We will furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the warrant indenture.

Limitation on suits. Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the warrants, the following must occur:

•	The holder must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in number of the outstanding warrants of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the trustee must not have received an inconsistent direction from the majority in number of the outstanding warrants of the relevant series during that period.

•	In the case of our winding-up in England, such legal action or proceeding is in the name and on behalf of the trustee to the same extent, but no further, as the trustee would have been entitled to do.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments or delivery of warrant property, as applicable, due but unpaid or not delivered with respect to the warrants.

Street name and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any Warrant Event of Default.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the warrants, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any of the persons specified in the indenture. However, any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, must be a bank organized under the laws of the United Kingdom that assumes our obligations on the warrants and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation, any of our wholly owned subsidiaries may assume our obligations under the warrants of any series without the consent of any holder. We, however, must irrevocably guarantee the obligations of the subsidiary under the warrants of that series. If we do, all of our direct obligations under the warrants of the series and the applicable indenture shall immediately be discharged. A subsidiary that assumes our obligations will also be entitled to redeem the warrants of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing warrants for new warrants, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law and Waiver of Jury Trial

The warrants and warrant indenture will be governed by and construed in accordance with the laws of the State of New York. We and the trustee have agreed to waive the right to trial by jury with respect to any legal proceeding arising out of or relating to the warrant indenture or the warrants.

Notices

Notices regarding the warrants will be valid:

•	with respect to global warrants in bearer form, if in writing and delivered or mailed to each direct holder;

•	if registered warrants are affected, if given in writing and mailed to each direct holder as provided in the indenture; or

•

with respect to bearer definitive warrants, if published at least once in an Authorized Newspaper (as defined in the indenture) in the Borough of Manhattan in New York City and as the applicable prospectus supplement may specify otherwise.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine. With respect to a global warrant representing any series of warrants, a copy of all notices with respect to such series will be delivered to the depositary for such global warrant.

Payment and Paying Agents

We will pay or deliver money or warrant property due on the warrants at the corporate trust office of the trustee in New York City (or such other office designated by the trustee). Holders of warrants must make arrangements to have their payments wired from or warrant property picked up at, as applicable, that office.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments or deliveries of warrant property.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of warrants.

The Trustee

The Bank of New York Mellon will be the trustee under the indenture. The trustee has two principal functions:

•

first, the trustee can enforce a holder’s rights against us if we default under the indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Warrant Events of Default; Limitation of Remedies”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s payments or warrant property, transferring warrants to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

The trustee will not be liable for special, indirect or consequential damages and will not be liable for any failure of its obligations caused by circumstances beyond its reasonable control.

Consent to Service

The indenture provides that we irrevocably designate Barclays Bank PLC, 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the indenture or warrants brought in any federal or state court in New York City, and we irrevocably submit to the jurisdiction of these courts.

General Provisions of Warrant Agreements

We may issue debt warrants and some universal warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank or trust company as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent. This section describes certain general provisions of the form of warrant agreement filed as an exhibit to the registration statement of which this prospectus is a part. The specific terms of the warrant agreement under which we issue any warrants will be described in the applicable prospectus supplement, and we will file that agreement with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 6-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a warrant agreement when it is filed.

We may also issue universal warrants under the warrant indenture. For these warrants, the applicable provisions of the warrant indenture described above would apply instead of the provisions described in this section.

Enforcement of Rights

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. No holder of any warrant will be entitled to any rights of a holder of the debt securities or warrant property purchasable or deliverable upon exercise of the warrant, including any right to receive payments on those debt securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement.

Modifications Without Consent of Holders

We and the applicable warrant agent may make certain amendments to any warrant or warrant agreement without the consent of any holder, including:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Modifications with Consent of Holders

We may not amend any particular warrant or a warrant agreement with respect to any particular warrant unless we obtain the consent of the holder of each affected warrant, if the amendment would:

•	change the amount of the warrant property or other consideration purchasable or saleable upon exercise of the warrant;

•	change the exercise price of the warrant;

•	shorten the period of time during which the holder may exercise the warrant;

•	otherwise impair the holder’s right to exercise the warrant in any material respect; or

•

reduce the number of outstanding, unexpired warrants of any series or class the consent of whose holders is required to amend the series or class, or the applicable warrant agreement with regard to that series or class, as described below.

Any other change to a particular warrant agreement and the warrants issued under that agreement would require the following approval:

•

If the change affects only the warrants of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding, unexpired warrants of that series.

•

If the change affects the warrants of more than one series issued under that agreement, the change must be approved by the holders of a majority of all outstanding, unexpired warrants of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

Warrant Agreement Will Not Be Qualified Under the Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The warrant agreements and any warrants issued under the warrant agreements will not restrict our ability to merge or consolidate with, or sell, lease, transfer or convey our assets to, another corporation or other entity or to engage in any other transactions. Unless otherwise specified in the applicable pricing supplement, if at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the warrants and warrant agreements. We will then be relieved of any further obligation under the warrants and warrant agreements.

The warrant agreements and any warrants issued under the warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The warrant agreements and any warrants issued under the warrant agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Notices

We or the applicable warrant agent will give notice to holders of warrants by mailing written notice by first class mail, postage prepaid, to such holders as their names and addresses appear in the books and records of the applicable warrant agent.

Payments

We will pay or deliver money or warrant property due on the warrants at the applicable warrant agent’s office. The warrant agent will transmit such money or warrant property to or upon the order of the holder of the warrants.

GLOBAL SECURITIES

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

Investors in securities that are issued only in the form of global securities should be aware that:

•	they cannot get securities registered in their own name;

•	they cannot receive physical certificates for their interests in securities;

•

they will be a street name holder and must look to their own bank or broker for payments on the securities (or delivery of warrant property, if applicable) and protection of their legal rights relating to the securities, as explained earlier under “Description of Debt Securities—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders” and “Description of Warrants—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders”;

•	they may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in a global security transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the sections entitled “Description of Debt Securities—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders; Direct Holders” and “Description of Warrants—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders; Direct Holders.”

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary; and

•

when a Senior Event of Default, in the case of Senior Debt Securities, a Dated Subordinated Event of Default, in the case of Dated Subordinated Debt Securities, or a Warrant Event of Default in the case of warrants issued under a warrant indenture, has occurred and has not been cured. Defaults are discussed above under “Description of Debt Securities—Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits” and “Description of Warrants—General Provisions of Warrant Indenture—Warrant Events of Default; Limitation of Remedies.”

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

CLEARANCE AND SETTLEMENT

The securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC, in the United States, Clearstream Banking, S.A. (“Clearstream, Luxembourg”), in Luxembourg and Euroclear Bank S.A./N.V. (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement or pricing supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement or pricing supplement.

Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement or pricing supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through DTC direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“beneficial owner”) is in turn to be recorded on the DTC direct and DTC indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC direct or DTC indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by DTC direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or any other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the DTC direct participants to whose accounts those securities are credited, which may or may not be the beneficial owners. The DTC direct and DTC indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC direct participants, by DTC direct participants to DTC indirect participants, and by DTC direct participants and DTC indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

With respect to the securities that contain an option to redeem, redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each DTC direct participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a DTC direct participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to an issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from issuer or agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that DTC participant and not of DTC, agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or any other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of those payments to DTC direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of DTC direct and DTC indirect participants.

A beneficial owner shall give notice to elect to have its securities purchased or tendered, through its participant, to an agent, and shall effect delivery of those securities by causing the DTC direct participant to transfer the DTC participant’s interest in the securities, on DTC’s records, to an agent. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by DTC direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the agent’s DTC account.

DTC may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to issuer or agent. Under those circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, securities certificates will be printed and delivered to DTC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

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Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

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Euroclear holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants and between Euroclear participants and participants of certain other securities settlement systems through electronic book-entry changes in accounts of such participants or through other securities intermediaries.

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Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Certain of the managers or underwriters for an offering of securities, or other financial entities involved in such offering, may be Euroclear participants.

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Non-participants in the Euroclear system may hold and transfer book-entry interests in the securities through accounts with a participant in the Euroclear system or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

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Although Euroclear has agreed to the procedures provided below in order to facilitate transfers of securities among participants in the Euroclear system, and between Euroclear participants and participants of other securities settlement systems, it is under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time.

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Investors electing to acquire any securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of new issues of securities. Securities to be acquired against payment through an account with Euroclear will be credited to the securities clearance accounts of the respective Euroclear participants in the securities processing cycle for the business day following the settlement date for value as of the settlement date, if against payment. For more information, reference should be made to the New Issues Distribution Guide.

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Investors electing to acquire, hold or transfer securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of secondary market transactions in securities. Euroclear will not monitor or enforce any transfer restrictions with respect to the securities offered.

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Investors who are participants in the Euroclear system may acquire, hold or transfer interests in the securities by book-entry to accounts with Euroclear. Investors who are not participants in the Euroclear system may acquire, hold or transfer interests in the securities by book-entry to accounts with a securities intermediary who holds a book-entry interest in the securities through accounts with Euroclear.

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Investors that acquire, hold and transfer interests in the securities by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the individual securities.

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Under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear’s records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit.

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Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement or pricing supplement.

Primary Distribution

Unless the applicable prospectus supplement or pricing supplement states otherwise, we will issue the securities in global form and the distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement or pricing supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement or pricing supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement or pricing supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

DESCRIPTION OF PREFERENCE SHARES

The following is a summary of the general terms of the preference shares of any series we may issue under this Registration Statement. Each time we issue preference shares we will prepare a prospectus supplement, which you should read carefully. The prospectus supplement relating to a series of preference shares or to a series of debt securities that are convertible into or exchangeable for the preference shares will summarize the terms of the preference shares of the particular series. Those terms will be set out in the resolutions establishing the series that our Board of Directors (or our authorized delegated person(s)) adopt, and may be different from those summarized below. If so, the applicable prospectus supplement will state that, and the description of the preference shares of that series contained in the prospectus supplement will apply.

This summary does not purport to be complete and is subject to, and qualified by, our articles of association, as amended from time to time (the “Articles of Association”), and the resolutions of our Board of Directors (or our authorized delegated person(s)). You should read our Articles of Association as well as those resolutions, which we have filed or will file with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You should also read the summary of the general terms of the deposit agreement under which American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) that may represent preference shares may be issued, under the heading “Description of American Depositary Shares.”

General

Under our Articles of Association, our Board of Directors (or our authorized delegated person(s)) is empowered to provide for the issuance of U.S. dollar-denominated preference shares, in one or more series, if a resolution of our shareholders has authorized the allotment of such preference shares.

The resolutions providing for their issue, adopted by our Board of Directors (or authorized delegated person(s)), will set forth the dividend rights, liquidation value per share, redemption provisions, voting rights, other rights, preferences, privileges, limitations and restrictions of the preference shares.

The preference shares of any series we may issue under this Registration Statement will be U.S. dollar-denominated in terms of nominal value, dividend rights and liquidation value per preference share. They will, when issued, be fully paid and non-assessable. For each preference share issued, an amount equal to its nominal value will be credited to our issued share capital account. The applicable prospectus supplement will specify the nominal value of the preference shares. The preference shares of a series deposited under the deposit agreement referred to in the section “Description of American Depositary Receipts” will be represented by ADSs of a corresponding series, evidenced by ADRs of such series. The preference shares of such series may only be withdrawn from deposit in registered form. See “Description of American Depositary Receipts.”

The preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the relevant prospectus supplement provides otherwise. You should read the prospectus supplement for the specific terms of any series, including:

•	the number of preference shares offered, the number of preference shares offered in the form of ADSs and the number of preference shares represented by each ADS;

•	the public offering price of the series;

•	the liquidation value per preference share of that series;

•	the dividend rate, or the method of calculating it;

•	the place where we will pay dividends;

•	the dates on which dividends (if paid) will be payable;

•	voting rights of that series of preference shares, if any;

•	restrictions applicable to the sale and delivery of the preference shares;

•	whether and under what circumstances we will pay additional amounts on the preference shares in the event of certain developments with respect to withholding tax or information reporting laws;

•	any redemption, conversion or exchange provisions;

•	whether the preference shares shall be issued as units with shares of a related series;

•	any listing on a securities exchange; and

•	any other rights, preferences, privileges, limitations and restrictions relating to the series.

The applicable prospectus supplement will also describe additional material U.S. and U.K. tax considerations that apply to any particular series of preference shares.

Preference shares will be issued in registered form and title to preference shares of a series will pass by transfer and registration on the register that the registrar shall keep at its office in the United Kingdom. For more information on such registration, you should read “—Registrar and Paying Agent.” The registrar will not charge for the registration of transfer, but the person requesting it will be liable for any taxes, stamp duties or other governmental charges.

We may issue preference shares in more than one related series if necessary to ensure that we continue to be treated as part of the Group for U.K. tax purposes. The preference shares of any two or more related series will be issued as preference share units, unless the applicable prospectus supplement specifies otherwise, so that holders of any preference share units will effectively have the same rights, preferences and privileges, and will be subject to the same limitations and restrictions. The following characteristics, however, may differ:

•	the aggregate amount of dividends;

•	the aggregate amounts which may be payable upon redemption;

•	the redemption dates;

•	the rights of holders to deposit the preference shares under the deposit agreement; and

•	the voting rights of holders.

You should read the applicable prospectus supplement for the characteristics relating to any preference shares issuable in two or more related series as a unit.

Unless the applicable prospectus supplement specifies otherwise, the preference shares of each series will rank equally as to participation in our profits and assets with the preference shares of each other series.

Our affiliates may resell preferred shares after their initial issuance in market-making transactions. We describe these transactions above under “Description of Debt Securities—General—Market-Making Transactions.”

Dividend Rights

The holders of the preference shares will be entitled to receive cash dividends on the dates and at the rates as described in the applicable prospectus supplement out of our “distributable profits.” Except as provided in this prospectus and in the applicable prospectus supplement, holders of preference shares will have no right to participate in our profits.

For information concerning the declaration of dividends out of our distributable profits, see “Description of Share Capital—Ordinary Shares—Dividend Rights.”

We will pay the dividends on the preference shares of a series to the record holders as they appear on the register on the record dates. A record date will be fixed by our Board of Directors (or our authorized delegated person(s)). Subject to applicable fiscal or other laws and regulations, each payment will be made by dollar check drawn on a bank in London or in New York City and mailed to the record holder at the holder’s address as it appears on the register for the preference shares. If any date on which dividends are payable on the preference shares is not a “business day,” which is a day on which banks are open for business and on which foreign exchange dealings may be conducted in London and in New York City, then payment of the dividend payable on that date will be made on the next business day. There will be no additional interest or other payment due to this type of delay.

Dividends on the preference shares of any series will be non-cumulative. If a dividend on a series is not paid, or is paid only in part, the holders of preference shares of the relevant series will have no claim in respect of such unpaid amount. We will have no obligation to pay the dividend accrued for the relevant dividend period or to pay any interest on the dividend, whether or not dividends on the preference shares of that series or any other series or class of our shares are paid for any subsequent dividend period.

No full dividends will be paid or set apart for payment on the preference shares of any series on a dividend payment date unless full dividends have been, or at the same time are, paid, or set aside for payment, on any preference shares or other class of shares ranking as to dividends in priority or equally with the preference shares and either (a) payable on that dividend payment date or (b) payable before such dividend payment date, but only if such preference shares or other class of shares carry cumulative dividend payment rights.

Except as provided in the preceding sentence, unless full dividends on all outstanding preference shares of a series have been paid for the most recently completed dividend period, no dividends will be declared or paid or set apart for payment, or other distribution made, upon our ordinary shares or other shares ranking, as to dividends or upon liquidation, equally with or below the preference shares of the series (other than a final dividend declared by Barclays PLC and paid by it to shareholders prior to the relevant dividend payment date and/or a dividend paid by Barclays Bank PLC to Barclays PLC or to another wholly owned subsidiary). In addition, we will not redeem, repurchase or otherwise acquire for consideration, or pay any money or make any money available for a sinking fund for the redemption of, any of our ordinary shares or other shares ranking equally with or below the preference shares of the series as to dividends or upon liquidation, except by conversion into, or exchange for, shares ranking below the preference shares of the series as to dividends and upon liquidation, until the earlier of (a) our resumption of payment of full dividends on all outstanding preference shares of the series and (b) the date on or by which all outstanding preference shares of that series have either been redeemed in full or been purchased by or for the account of Barclays Bank PLC.

We will compute the amount of dividends payable on the preference shares of any series for each dividend period based upon the liquidation value per share of the preference shares of the series by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year. However, we will compute the amount of dividends payable for any dividend period shorter than a full dividend period (a) in respect of any fixed rate dividend period, on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, on the basis of the actual number of days elapsed, and (b) in respect of any floating rate dividend period, on the basis of the number of days in the period divided by 360.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the preference shares will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any FATCA Withholding Tax, and we will not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Rights Upon Liquidation

If there is a return of capital in respect of our voluntary or involuntary liquidation, dissolution, winding-up or otherwise, other than in respect of any redemption or repurchase of the preference shares of a series in whole or in part permitted by our Articles of Association and under applicable law, the holders of the outstanding preference shares of a series will be entitled to receive liquidating distributions. Liquidating distributions will:

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come from the assets we have available for distribution to shareholders, before any distribution of assets is made to holders of our ordinary shares or any other class of shares ranking below the preference shares upon a return of capital; and

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be in an amount equal to the liquidation value per share of the preference shares, plus an amount equal to accrued and unpaid dividends, whether or not declared or earned, for the then-current dividend period up to and including the date of commencement of our winding-up or the date of any other return of capital, as the case may be.

If, upon a return of capital, the assets available for distribution are insufficient to pay in full the amounts payable on the preference shares and any other of our shares ranking as to any distribution equally with the preference shares, the holders of the preference shares and of the other shares will share pro rata in any distribution of our assets in proportion to the full respective liquidating distributions to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preference shares of that series will have no claim on any of our remaining assets and will not be entitled to any further participation in the return of capital. If there is a sale of all or substantially all of our assets, the distribution to our shareholders of all or substantially all of the consideration for the sale, unless the consideration, apart from assumption of liabilities, or the net proceeds consists entirely of cash, will not be deemed a return of capital in respect of our liquidation, dissolution or winding-up.

Redemption

Unless the relevant prospectus supplement specifies otherwise, we may redeem the preference shares of each series, at our option, in whole or in part, at any time and from time to time on the dates and at the redemption prices and on all other terms and conditions as set forth in the applicable prospectus supplement. Preference shares comprising preference share units will be redeemed only as units.

If fewer than all of the outstanding preference shares of a series are to be redeemed, we will select by lot, in the presence of our independent auditors, which particular preference shares will be redeemed.

If we redeem preference shares of a series, we will mail a redemption notice to each record holder of preference shares to be redeemed between 30 and 60 days before the redemption date. Each redemption notice will specify:

•	the redemption date;

•	the particular preference shares of the series to be redeemed;

•	the redemption price, specifying the included amount of accrued and unpaid dividends;

•	that any dividends will cease to accrue upon the redemption of the preference shares; and

•	the place or places where holders may surrender documents of title and obtain payment of the redemption price.

No defect in the redemption notice or in the giving of notice will affect the validity of the redemption proceedings.

If we give notice of redemption, then, when we make the deposit with the paying agent, all rights of holders of the preference shares of the series called for redemption will cease, except the holders’ right to receive the redemption price, but without interest, and these preference shares will no longer be outstanding. Subject to any applicable fiscal or other laws and regulations, payments in respect of the redemption of preference shares of a series will be made by dollar check drawn on a bank in London or in New York City against presentation and surrender of the relevant share certificates at the office of the paying agent located in the United Kingdom.

In the event that any date on which a redemption payment on the preference shares is to be made is not a business day, then payment of the redemption price payable on that date will be made on the next business day. There will be no interest or other payment due to the delay. If payment of the redemption price is improperly withheld or refused, dividends on the preference shares will continue to accrue at the then applicable rate, from the redemption date to the date of payment of the redemption price.

Subject to applicable law, including U.S. securities laws, and the prior notification of the PRA (to the extent then required under the Capital Regulations), we may purchase outstanding preference shares of any series by tender, in the open market or by private agreement. Unless we tell you otherwise in the applicable prospectus supplement, any preference shares of any series that we purchase for our own account, other than in the ordinary course of a business of dealing in securities, will be treated as canceled and will no longer be issued and outstanding.

Voting Rights

The holders of the preference shares of any series will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided below or in the applicable prospectus supplement.

Variation of Rights

If applicable law permits, the rights, preferences and privileges attached to any series of preference shares may be varied or abrogated only with the written consent of the holders of at least three-quarters of the outstanding preference shares of the series or with the sanction of a special resolution passed at a separate general meeting of the holders of the outstanding preference shares of the series. A special resolution will be adopted if passed by a majority of at least three-quarters of those holders voting in person or by proxy at the meeting. The quorum required for this separate general meeting will be persons holding or representing by proxy at least one-third of the outstanding preference shares of the affected series, except that if at any adjourned meeting where this quorum requirement is not met, any two holders present in person or by proxy will constitute a quorum.

In addition to the voting rights referred to above, if any resolution is proposed for our liquidation, dissolution or winding-up, then the holders of the outstanding preference shares of each series, other than any series of preference shares which do not have voting rights, will be entitled to receive notice of and to attend the general meeting of shareholders called for the purpose of adopting the resolution and will be entitled to vote on that resolution, but no other. When entitled to vote, each holder of preference shares of a series present in person or by proxy has one vote for each preference share held.

Notices of Meetings

A notice of any meeting at which holders of preference shares of a particular series are entitled to vote will be mailed to each record holder of preference shares of that series. Each notice will state:

•	the date of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

•	instructions for the delivery of proxies.

A holder of preference shares of any series in registered form who is not registered with an address in the United Kingdom and who has not supplied an address within the United Kingdom to us for the purpose of notices is not entitled to receive notices of meetings from us. For a description of notices that we will give to the ADR depositary and that the ADR depositary will give to ADR holders, you should read “Description of American Depositary Receipts—Reports and Notices” and “Where You Can Find More Information.”

Registrar and Paying Agent

Our registrar, presently located at 160 Queen Victoria Street, London, EC4V 4LA, United Kingdom, will act as registrar and paying agent for the preference shares of each series.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The following is a summary of the general terms and provisions of the deposit agreement under which the ADR depositary will issue the ADRs evidencing ADSs that may represent preference shares. The deposit agreement is among us, The Bank of New York Mellon, as ADR depositary, and all holders from time to time of ADRs issued under the deposit agreement. This summary does not purport to be complete. We may amend or supersede all or part of this summary to the extent we tell you in the applicable prospectus supplement. You should read the deposit agreement, which is filed with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You may also read the deposit agreement at the corporate trust office of The Bank of New York Mellon in New York City and the office of The Bank of New York Mellon in London.

Depositary

The Bank of New York Mellon will act as the ADR depositary. The office of The Bank of New York Mellon in London will act as custodian. The ADR depositary’s principal office in New York City is presently located at 240 Greenwich Street, New York, New York 10286, and the custodian’s office is presently located at 160 Queen Victoria Street, London, EC4V 4LA, United Kingdom.

American Depositary Receipts

An ADR is a certificate evidencing a specific number of ADSs of a specific series, each of which will represent preference shares of a corresponding series. Unless the relevant prospectus supplement specifies otherwise, each ADS will represent one preference share, or evidence of rights to receive one preference share, deposited with the London branch of The Bank of New York Mellon, as custodian. An ADR may evidence any number of ADSs in the corresponding series.

Deposit and Issuance of ADRs

When the custodian has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its corporate trust office in New York City to the person(s) specified by us in writing, an ADR or ADRs registered in the name of such person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series.

When the ADR depositary has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its principal office to the person(s) specified by us in writing, an ADR or ADRs registered in the name of that person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series. Preference shares may be deposited under the deposit agreement as units comprising a preference share of a series and a preference share of a related series.

Withdrawal of Deposited Securities

Upon surrender of ADRs at the ADR depositary’s corporate trust office in New York City and upon payment of the taxes, charges and fees provided in the deposit agreement and subject to its terms, an ADR holder is entitled to delivery, to or upon its order, at the ADR depositary’s corporate trust office in New York City or the custodian’s office in London, of the amount of preference shares of the relevant series represented by the ADSs evidenced by the surrendered ADRs. The ADR holder will bear the risk and expense for the forwarding of share certificates and other documents of title to the corporate trust office of the ADR depositary.

Holders of preference shares that have been withdrawn from deposit under the deposit agreement will not have the right to redeposit the preference shares.

Dividends and Other Distributions

The ADR depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited preference shares of a particular series to ADR holders, after payment of any charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. The cash amount distributed will be reduced by any amounts that we or the ADR depositary must withhold on account of taxes.

If we make a non-cash distribution in respect of any deposited preference shares of a particular series, the ADR depositary will distribute the property it receives to ADR holders, after deduction or upon payment of any taxes, charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. If a distribution that we make in respect of deposited preference shares of a particular series consists of a dividend in, or free distribution of, preference shares of that series, the ADR depositary may, if we approve, and will, if we request, distribute to ADR holders, in proportion to their holdings of ADSs of the relevant series, additional ADRs evidencing an aggregate number of ADSs of that series representing the amount of preference shares received as such dividend or free distribution. If the ADR depositary does not distribute additional ADRs, each ADS of that series will from then forward also represent the additional preference shares of the corresponding series distributed in respect of the deposited preference shares before the dividend or free distribution.

If the ADR depositary determines that any distribution of property, other than cash or preference shares of a particular series, cannot be made proportionately among ADR holders or, if for any other reason, including any requirement that we or the ADR depositary withhold an amount on account of taxes or other governmental charges, the ADR depositary deems that such a distribution is not feasible, the ADR depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The ADR depositary will then distribute the net proceeds of any such sale (net of any fees and expenses of the ADR depositary provided for in the deposit agreement) to ADR holders as in the case of a distribution received in cash.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the ADSs will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any FATCA Withholding Tax, and we will not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Redemption of ADSs

If we redeem any preference shares of a particular series that are represented by ADSs, the ADR depositary will redeem, from the amounts that it receives from the redemption of deposited preference shares of that series, the relevant number of ADSs of the series representing those preference shares that corresponds to the number of deposited preference shares of that series. The ADS redemption price will correspond to the redemption price per preference share payable with respect to the redeemed preference shares. If we do not redeem all of the outstanding preference shares of a particular series, the ADR depositary will select the ADSs of the corresponding series to be redeemed, either by lot or pro rata to the number of preference shares represented.

We must give notice of redemption in respect of the preference shares of a particular series that are represented by ADSs to the ADR depositary not less than 30 days before the redemption date. The ADR depositary will promptly deliver the notice to all holders of ADRs of the corresponding series.

Record Date

Whenever any dividend or other distribution becomes payable or shall be made in respect of preference shares of a particular series, or any preference shares of a particular series are to be redeemed, or the ADR depositary receives notice of any meeting at which holders of preference shares of a particular series are entitled to vote, the ADR depositary will fix a record date for the determination of the ADR holders who are entitled to receive the dividend, distribution, amount in respect of redemption of ADSs of the corresponding series, or the net proceeds of their sale, or, as applicable, give instructions for the exercise of voting rights at the meeting, subject to the provisions of the deposit agreement. This record date will be as near as practicable to the corresponding record date for the underlying preference share.

Voting of the Underlying Deposited Securities

When the ADR depositary receives notice of any meeting or solicitation of consents or proxies of holders of preference shares of a particular series, it will, at our written request and as soon as practicable thereafter, mail to the record holders of ADRs a notice including:

•	the information contained in the notice of meeting;

•

a statement that the record holders of ADRs at the close of business on a specified record date will be entitled, subject to any applicable provision of English law, to instruct the ADR depositary as to the exercise of any voting rights pertaining to the preference shares of the series represented by their ADSs; and

•

a brief explanation of how they may give instructions, including an express indication that they may instruct the ADR depositary to give a discretionary proxy to designated member or members of our Board of Directors if no such instruction is received.

The ADR depositary has agreed that it will endeavor, insofar as practical, to vote or cause to be voted the preference shares in accordance with any written non-discretionary instructions of record holders of ADRs that it receives on or before the record date set by the ADR depositary. The ADR depositary will not vote the preference shares except in accordance with such instructions or deemed instructions.

If the ADR depositary does not receive instructions from any ADR holder on or before the date the ADR depositary establishes for this purpose, the ADR depositary will deem such holder to have directed the ADR depositary to give a discretionary proxy to a designated member or members of our Board of Directors. However, the ADR depositary will not give a discretionary proxy to a designated member or members of our Board of Directors with respect to any matter as to which we inform the ADR depositary that:

•	we do not wish the proxy to be given;

•	substantial opposition exists; or

•	the rights of holders of the preference shares may be materially affected.

Holders of ADRs evidencing ADSs will not be entitled to vote shares of the corresponding series of preference shares directly.

Inspection of Transfer Books

The ADR depositary will, at its corporate trust office in New York City, keep books for the registration and transfer of ADRs. These books will be open for inspection by ADR holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADR holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADRs.

Reports and Notices

We will furnish the ADR depositary with our annual reports as described under “Where You Can Find More Information” in this prospectus. The ADR depositary will make available at its corporate trust office in New

York City, for any ADR holder to inspect, any reports and communications received from us that are both received by the ADR depositary as holder of preference shares and made generally available by us to the holders of those preference shares. This includes our annual report and accounts. Upon written request, the ADR depositary will mail copies of those reports to ADR holders as provided in the deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of:

•	any meeting of holders of preference shares of a particular series;

•	any adjourned meeting of holders of preference shares of a particular series; or

•	the taking of any action in respect of any cash or other distributions, or the offering of any rights, in respect of preference shares of a particular series we have agreed to transmit to the ADR depositary and the custodian a copy of the notice in the form given or to be given to holders of the preference shares. If requested in writing by us, the ADR depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the preference shares, to all holders of ADRs evidencing ADSs of the corresponding series.

Amendment and Termination of the Deposit Agreement

The form of the ADRs evidencing ADSs of a particular series and any provisions of the deposit agreement relating to those ADRs may at any time and from time to time be amended by agreement between us and the ADR depositary, without the consent of holders of ADRs, in any respect which we may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADRs evidencing ADSs of a particular series, will not take effect as to any ADRs until 30 days after notice of the amendment has been given to the record holders of those ADRs. Every holder of any ADR at the time an amendment becomes effective, if it has been given notice, will be deemed by continuing to hold the ADR to consent and agree to the amendment and to be bound by the deposit agreement or the ADR as amended. No amendment may impair the right of any holder of ADRs to surrender ADRs and receive in return the preference shares of the corresponding series represented by the ADSs.

Whenever we direct, the ADR depositary has agreed to terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to the record holders of all ADRs then outstanding at least 30 days before the date fixed in the notice of termination. The ADR depositary may likewise terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to us and the record holders of all ADRs then outstanding if at any time 90 days shall have expired since the ADR depositary delivered a written notice to us of its election to resign and a successor ADR depositary shall not have been appointed and accepted its appointment.

If any ADRs evidencing ADSs of a particular series remain outstanding after the date of any termination, the ADR depositary will then:

•	discontinue the registration of transfers of those ADRs;

•	suspend the distribution of dividends to holders of those ADRs; and

•	not give any further notices or perform any further acts under the deposit agreement, except those listed below, with respect to those ADRs.

The ADR depositary will, however, continue to collect dividends and other distributions pertaining to the preference shares of the corresponding series. It will also continue to sell rights and other property as provided in the deposit agreement and deliver preference shares of the corresponding series, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to it.

At any time after the expiration of one year from the date of termination of the deposit agreement as to ADRs evidencing ADSs of a particular series, the ADR depositary may sell the preference shares of the corresponding series then held. The ADR depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the deposit agreement in respect of those ADRs, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADRs that have not previously been surrendered.

Charges of ADR Depositary

Unless the applicable prospectus supplement specifies otherwise, the ADR depositary will charge the party to whom it delivers ADRs against deposits, and the party surrendering ADRs for delivery of preference shares of a particular series or other deposited securities, property and cash, $5.00 for each 100, or fraction of 100, ADSs evidenced by the ADRs issued or surrendered. We will pay all other charges of the ADR depositary and those of any registrar, co-transfer agent and co-registrar under the deposit agreement, but unless the applicable prospectus supplement specifies otherwise, we will not pay:

•	taxes, including issue or transfer taxes, U.K. stamp duty or U.K. stamp duty reserve tax other than that payable on the issue of preference shares to the custodian, and other governmental charges;

•	any applicable share transfer or registration fees on deposits or withdrawals of preference shares;

•

cable, telex, facsimile transmission and delivery charges which the deposit agreement provides are at the expense of the holders of ADRs or persons depositing or withdrawing preference shares of any series; or

•	expenses incurred or paid by the ADR depositary in conversion of foreign currency into U.S. dollars.

You will be responsible for any taxes or other governmental charges payable on your ADRs or on the preference shares underlying your ADRs. The ADR depositary may refuse to transfer your ADRs or allow you to withdraw the preference shares underlying your ADRs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited preference shares underlying your ADRs to pay any taxes owed and you will remain liable for any deficiency. If the ADR depositary sells deposited preference shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

General

Neither the ADR depositary nor we will be liable to ADR holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental authority, any present or future provision of our articles of association or of the preference shares, or any act of God or war or other circumstances beyond our control in performing our obligations under the deposit agreement. The obligations of us both under the deposit agreement are expressly limited to performing our duties without gross negligence or bad faith.

If any ADSs of a particular series are listed on one or more stock exchanges in the U.S., the ADR depositary will act as registrar or, at our request or with our approval, appoint a registrar or one or more co-registrars for registration of the ADRs evidencing the ADSs in accordance with any exchange requirements. The ADR depositary may remove the registrars or co-registrars and appoint a substitute(s) if we request it or with our approval.

The ADRs evidencing ADSs of any series are transferable on the books of the ADR depositary or its agent. However, the ADR depositary may close the transfer books as to ADRs evidencing ADSs of a particular series at any time when it deems it expedient to do so in connection with the performance of its duties or at our request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of any preference shares of the corresponding series, the ADR depositary or the custodian may require the person presenting the ADR or depositing the preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the deposit agreement. The ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the preference shares evidenced by the ADR, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADR holder will remain liable for any deficiency.

Any ADR holder may be required from time to time to furnish the ADR depositary or the custodian with proof satisfactory to the ADR depositary of citizenship or residence, exchange control approval, information relating to the registration on our books or those that the registrar maintains for us for the preference shares in registered form of that series, or other information, to execute certificates and to make representations and warranties that the ADR depositary deems necessary or proper. Until those requirements have been satisfied, the ADR depositary may withhold the delivery or registration of transfer of any ADR or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited preference shares or other property related to the ADR. The delivery, transfer and surrender of ADRs of any series may be suspended during any period when the transfer books of the ADR depositary are closed or if we or the ADR depositary deem it necessary or advisable.

The deposit agreement and the ADRs are governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of general information about our share capital and some provisions of our Articles of Association. This summary does not purport to be complete. It is subject to, and qualified by reference to, our Articles of Association, which you should read. We have included a copy of our Articles of Association with the SEC as an exhibit to the registration statement of which this prospectus forms a part.

General

As of December 31, 2024, 2,342,558,515 ordinary shares of £1 each were in issue (all of which were beneficially held by Barclays PLC); 58,133 U.S. dollar-denominated preference shares of $100 each; and 31,856 euro-denominated preference shares of €100 each (all of which were beneficially held by Barclays PLC).

Ordinary Shares

Dividend Rights

Holders of ordinary shares are entitled to receive, according to the amounts paid up on the shares and apportioned and paid proportionately to the amount paid up on the shares, any dividends that we may declare at a general meeting of shareholders, but no dividends are payable in excess of the amount that our Board of Directors recommends. The Board of Directors may declare and pay to the holders of ordinary shares interim dividends if, in the opinion of our Board, our distributable reserves justify such payment.

Dividends on ordinary shares, as well as on preference shares of any series, may only be declared and paid out of our “distributable profits.” Rules prescribed by the U.K. Companies Act 2006 (the “Companies Act”) determine how much of our funds represent distributable profits. In broad outline, dividend distributions may only be made out of accumulated realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made.

So long as preference shares of any series are outstanding and full dividends on them have not been paid (or a sum has not been set aside in full) for any dividend period, no interim dividends may be declared or paid, or other distribution made, upon our ordinary shares. We may, however, pay dividends on our ordinary shares or other shares ranking below the preference shares of those series as to dividends upon liquidation. In addition, we may not redeem, repurchase or otherwise acquire for any consideration, or pay or make any moneys available for a sinking fund for the redemption of these shares, except by conversion into or exchange for our shares ranking below the preference shares as to dividends and upon liquidation, until we have resumed the payment of full dividends (or a sum set aside in full) on all outstanding preference shares or redeem the relevant preference shares in full.

Rights upon Liquidation

If there is a return of capital on our winding-up or otherwise, after payment of all liabilities, and after paying or setting apart for payment the full preferential amounts to which the holders of all outstanding dollar-denominated preference shares of any series and any other of our shares ranking senior to the ordinary shares upon liquidation are entitled, our remaining assets will be divided among the holders of ordinary shares pro rata according to the number of ordinary shares held by them.

Voting Rights

Every holder present (not being present by proxy) and entitled to vote on the resolution has one vote on a show of hands. Every proxy present who has been appointed by just one holder entitled to vote on the resolution has one vote on a show of hands, while every proxy who has been appointed by more than one holder entitled to vote on the resolution has one vote for each way directed by the holders, that is one vote affirming the resolution (if one or more holders direct or have granted the proxy discretion in how to vote) and one vote opposing the resolution (if one or more holders direct or have granted the proxy discretion in how to vote). On a poll, every holder present in person or by proxy and entitled to vote has one vote in respect of each £1 nominal capital held by the relevant holder. Voting at any general meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of the meeting or by any shareholder present in person or by proxy and entitled to vote.

Miscellaneous

Holders of ordinary shares and dollar-denominated preference shares have no pre-emptive rights under our Articles of Association. However, except in some cases, English law restricts the ability of our Board of Directors, without appropriate authorization from the holders of our ordinary shares at a general meeting, to:

•	allot any shares or rights to subscribe for, or to convert any security into, any of our shares; or

•	issue for cash ordinary shares or rights to subscribe for, or to convert any security into, ordinary shares other than through rights to existing holders of ordinary shares.

TAX CONSIDERATIONS

U.S. Taxation

This section describes the material U.S. federal income tax consequences of owning preference shares, ADSs or debt securities. It applies to you only if you acquire your preference shares, ADSs or debt securities in an offering and you hold your preference shares, ADSs or debt securities as capital assets for U.S. federal income tax purposes. The U.S. federal income tax consequences of owning warrants will be described in the applicable pricing supplement.

This section does not apply to you if you are a member of a class of holders subject to special rules, including:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a tax-exempt organization;

•	an insurance company;

•

a person that holds preference shares, ADSs or debt securities as part of a straddle or a hedging or conversion transaction for tax purposes or as part of a “synthetic security” or other integrated financial transaction;

•	a person that purchases or sells preference shares, ADSs or debt securities as part of a wash sale for tax purposes;

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar;

•	a bank;

•	entities taxed as partnerships or the partners therein;

•	regulated investment companies;

•	nonresident alien individuals present in the United States for more than 182 days in a taxable year;

•	U.S. expatriates;

•	a person liable for alternative minimum tax; or

•	a person that actually or constructively owns 10% or more of the combined voting power of our voting stock or of the total value of our stock.

This summary does not address state, local or foreign taxes, the U.S. federal estate and gift taxes, the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. Holders or special timing rules prescribed under Section 451(b) of the Code.

This section is based on the Code, its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the income tax convention between the United States of America and the United Kingdom (the “Treaty”). These laws are subject to change, possibly on a retroactive basis. If you hold ADRs evidencing ADSs, you will in general be treated as the beneficial owner of the preference shares represented by those ADSs.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of preference shares, ADSs or debt securities in your particular circumstances.

U.S. Holders

This subsection describes the U.S. federal income tax consequences to a U.S. holder of owning preference shares, ADSs or debt securities. You are a U.S. holder if you are a beneficial owner of preference shares, ADSs or debt securities and you are, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation; or

•	otherwise subject to U.S. federal income taxation on a net income basis in respect of the preference shares, ADSs or debt securities.

If you are not a U.S. holder, this subsection does not apply to you, and you should refer to “—Taxation of Non-U.S. Holders” below.

Taxation of Debt Securities

This subsection deals only with debt securities denominated in U.S. dollars that are properly characterized as indebtedness for U.S. federal income tax purposes and are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are denominated in a currency other than the U.S. dollar (or that make payments that are determined by reference to a currency other than the U.S. dollar) as well as the U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. In addition, this subsection does not address the U.S. federal income tax consequences of owning convertible or exchangeable debt securities; the U.S. federal income tax consequences of owning convertible or exchangeable debt securities will be addressed in the applicable prospectus supplement. This subsection also does not address the U.S. federal income tax consequences of owning bearer debt securities. U.S. holders of certain bearer debt securities may be subject to additional, adverse U.S. federal income tax rules. Dated Subordinated Debt Securities may be subject to additional U.S. federal income tax rules which will be discussed in the relevant pricing supplement. This section does not address the U.S. federal income tax consequences of the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. Prospective U.S. holders should consult their tax advisers regarding the U.S. federal income tax consequences to them of the exercise of any U.K. Bail-in Power.

Payments of Interest

Except as described below in the case of interest on a “discount debt security” that is not “qualified stated interest,” each as defined below under “—Original Issue Discount—General,” you will be taxed on any interest on your debt securities, excluding any pre-issuance accrued interest, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by us on the debt securities and original issue discount, or OID, if any, accrued with respect to the debt securities (as described below under “Original Issue Discount”) and any additional amounts paid with respect to withholding tax on the debt securities, including withholding tax on payments of such additional amounts (“additional amounts”), is income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued with OID if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is equal to or greater than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis OID if the amount of the excess is less than this amount. If your debt security has de minimis OID, you must include the de minimis OID in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis OID by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include OID in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated

interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General,” the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security;

divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Variable Rate Debt Securities. A floating rate debt security generally will be treated as a “variable rate debt instrument” under applicable Treasury regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as “qualified stated interest” and such debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security qualifying as a “variable rate debt instrument” is a discount debt security, for purposes of determining the amount of OID allocable to each accrual period under the rules above, the debt security’s “yield to maturity” and “qualified stated interest” will generally be determined as though the debt security bore interest in all periods at a fixed rate determined at the time of issuance of the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of contingent payment obligations.

Debt Securities Subject to Contingencies, Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, and the debt security is not subject to other rules for debt securities with contingent payments, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. If applicable, these rules will be discussed in the relevant prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not to exercise an option or a combination of options in the manner that minimizes the yield on your debt security; and,

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not to exercise an option or a combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Short-Term Debt Securities. In general, if you are an individual or other cash basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (generally you will be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Alternatively, a U.S. holder of a short-term debt security can elect to accrue the “acquisition discount,” if any, with respect to the short-term debt security on a current basis. If such an election is made, the OID rules will not apply to the short-term debt security. Acquisition discount is the excess of the short-term debt security’s stated redemption price at maturity over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the U.S. holder, under a constant-yield method based on daily compounding.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “Original Issue Discount—General”; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s adjusted issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1% of your debt security’s stated redemption price at maturity or adjusted issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the adjusted issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its adjusted issue price, exceeds the price you paid for the debt security by less than 1/4 of 1% multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, this excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to this excess.

If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “Original Issue Discount—Election to Treat All Interest as Original Issue Discount.”

With respect to a U.S. holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. holder’s tax basis when the debt security matures or is disposed of by the U.S. holder. Therefore, a U.S. holder that does not elect to amortize such premium and holds the debt security to maturity will generally be required to treat the premium as a capital loss at maturity.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be your cost of your debt security adjusted by:

•	adding any OID, de minimis OID, market discount or de minimis market discount previously included in income with respect to your debt security; and then

•

subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent described above under “Original Issue Discount—Short-Term Debt Securities” or “Market Discount.”

Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the holder has a holding period of greater than one year. The deductibility of capital losses is subject to limitations. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Other Debt Securities

The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any reference asset, debt securities that are denominated in a currency other than the U.S. dollar and other debt securities that are subject to the rules governing contingent payment obligations.

Taxation of Preference Shares and ADSs

Dividends

Under the U.S. federal income tax laws, if you are a U.S. holder, the gross amount of any dividend paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. Subject to the discussion below under the heading “Passive Foreign Investment Company Considerations,” if you are a non-corporate U.S. holder, dividends paid to you that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you meet certain holding period requirements. Dividends we pay with respect to the preference shares or ADSs generally will be “qualified dividend income.” The dividend must be included in income when you, in the case of preference shares, or the ADR depositary, in the case of ADSs, receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the preference shares or ADSs and thereafter as capital gain. However, we do not expect to calculate earnings and profits in accordance with U.S. federal income tax principles. Accordingly, you should expect to generally treat distributions we make as dividends. For foreign tax credit purposes, dividends will generally be income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit allowable to you.

If you are a U.S. holder, dividends paid in a currency other than U.S. dollars generally will be includible in your income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day you receive the dividends, in the case of the preference shares, or the date the depositary receives the dividends, in the case of ADSs. U.S. holders should consult their own tax advisers regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received that is converted into U.S. dollars after it is received.

Capital Gains

Subject to the discussion below under the heading “Passive Foreign Investment Company Considerations,” if you are a U.S. holder and you sell or otherwise dispose of your preference shares or ADSs, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount that you realize and your tax basis in your preference shares or ADSs. Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the holder has a holding period of greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Passive Foreign Investment Company Considerations

A non-United States corporation will be a passive foreign investment company (a “PFIC”) for any taxable year if either (1) 75% or more of its gross income in the taxable year is passive income or (2) 50% or more of the average value of its assets in the taxable year produces, or is held for the production of, passive income. Based on our audited financial statements and relevant market and shareholder data, we believe that we were not treated as a PFIC for U.S. federal income tax purposes with respect to our 2023 or 2024 taxable years. In addition, based on our audited financial statements and current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market and shareholder data, we do not anticipate becoming a PFIC for our current taxable year or in the foreseeable future. However, since our status as a PFIC for any taxable year depends on the composition of our income and assets (and the market value of such assets) from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year. If we were considered a PFIC for any taxable year during which you hold preference shares or ADSs, you could be subject to unfavorable tax consequences, including significantly more tax upon a disposition of such preference shares or ADSs or upon receipt of certain dividends from us. In addition, U.S. persons who own PFIC stock generally must annually file IRS form 8621, and may be required to file other IRS forms. A failure to file one or more of these forms as required may toll the running of the statute of limitations in respect of each of the taxable years for which such form is required to be filed. As a result, the taxable years with respect to which the U.S. person fails to file the form may remain open to assessment by the IRS indefinitely, until the form is filed.

Non-U.S. Holders

This subsection describes the tax consequences to a non-U.S. holder of owning and disposing of preference shares, ADSs or debt securities. You are a non-U.S. holder if you are a beneficial owner of a preference share, ADS or debt security and you are, for U.S. federal income tax purposes:

•	an individual;

•	a corporation; or

•	an estate or trust, that in each case is not a U.S. holder.

Interest on Debt Securities and Dividends on Preference Shares or ADSs. If you are a non-U.S. holder, subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Withholding,” interest paid to you with respect to debt securities and dividends paid to you in respect of your preference shares or ADSs will not be subject to U.S. federal income tax, including withholding tax. However, to receive this exemption a non-U.S. holder may be required to satisfy certification requirements, described below under “—Information Reporting and Backup Withholding,” to establish that it is not a U.S. holder.

Disposition of the Preference Shares, ADSs or Debt Securities. If you are a non-U.S. holder, subject to the discussions below under “—Information Reporting and Backup Withholding,” you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of your preference share, ADS or debt security.

Information with Respect to Foreign Financial Assets

Certain U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. The preference shares, ADSs and debt securities may be subject to these rules. U.S. holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the preference shares, ADSs and debt securities.

Foreign Account Tax Compliance Withholding

Certain non-U.S. financial institutions must comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders to avoid becoming subject to withholding on certain payments. We and other non-U.S. financial institutions may accordingly be required to report information to the Internal Revenue Service regarding the holders of preference shares, ADSs and debt securities and to withhold at a 30% rate on a portion of payments under the preference shares, ADSs and debt securities to certain holders that fail to comply with the relevant information reporting requirements (or hold the preference shares, ADSs and/or debt securities directly or indirectly through certain non-compliant intermediaries), if those payments are treated as “foreign passthru payments.” Under current regulations, the term “foreign passthru payments” is not defined, and it is not clear whether or to what extent payments on under the preference shares, ADSs and debt securities may be subject to this withholding tax. However, the IRS has indicated that it will not apply withholding tax to any foreign passthru payments made prior to two years after the date on which final regulations on this issue are published. Moreover, in the case of debt securities, such withholding would only apply to securities issued or materially modified at least six months after the date on which final regulations implementing such rule are enacted.

If such withholding is required, we will not be required to pay any additional amounts with respect to any such amounts withheld. Holders are urged to consult their tax advisers regarding the application of such withholding tax to their ownership of the preference shares, ADSs or debt securities.

Information Reporting and Backup Withholding

In general, if you are a non-corporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to payments of principal, any premium and interest, and the accrual of OID on a debt security and dividends or other taxable distributions with respect to a preference share or an ADS within the United States, and the payment of proceeds to you from the sale of preference shares, ADSs or debt securities effected at a U.S. office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest or dividend payments) are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments made to you outside the United States by us or another non-U.S. payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments made within the United States and the payment of the proceeds from the sale of preference shares, ADSs or debt securities effected at a U.S. office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a “United States person” (as defined in the Code) and you have furnished a valid Internal Revenue Service Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-“United States person” (as defined in the Code), or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of preference shares, ADSs or debt securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the U.S. Internal Revenue Service.

United Kingdom Taxation of Debt Securities

Introduction

The following is a summary of the United Kingdom withholding and other tax considerations at the date hereof with respect to the acquisition, ownership and disposition of the Debt Securities by persons who are the absolute beneficial owners of their Debt Securities and who are neither (a) resident in the United Kingdom for United Kingdom tax purposes nor (b) hold the Securities in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. This summary relates only to the position of persons who are absolute beneficial owners of the Debt Securities and may not apply to certain classes of persons, such as dealers in securities.

The summary is based on current law and the published practice of His Majesty’s Revenue and Customs (“HMRC”), which may not be binding on HMRC, and in each case may be subject to change, sometimes with retrospective effect.

The following is a general guide for information purposes and should be treated with appropriate caution. It is not intended as tax advice and it does not purport to describe all of the tax considerations that may be relevant to a prospective purchaser. If you are in any doubt as to your tax position you should consult professional advisers. You should consult your own tax advisors concerning the consequences of acquiring, owning and disposing of the Debt Securities in your particular circumstances, including the applicability and effect of the Treaty. You should be aware that the particular terms of any particular series of Debt Securities as specified in the applicable prospectus supplement may affect the tax treatment of those Debt Securities. Additionally, holders of Debt Securities should be aware that the tax legislation of any jurisdiction where a holder is resident or otherwise subject to taxation (as well as the jurisdictions mentioned herein) may have an impact on the tax consequences of an investment in the Debt Securities including in respect of any income derived from the Debt Securities.

This summary assumes that the Debt Securities will not be issued or transferred to any depositary receipt system.

The following summary of the United Kingdom withholding tax position assumes that the Debt Securities are not hybrid capital instruments and does not consider the tax consequences of payments in connection with the hybrid capital instruments. If any Debt Securities issued are expected to constitute hybrid capital instruments, the tax treatments will be disclosed in the relevant supplemental prospectus.

Payments of Interest

Where interest on the Debt Securities has a United Kingdom source for United Kingdom tax purposes, Debt Securities that carry a right to interest will constitute “quoted Eurobonds” within the meaning of Section 987 of the Income Tax Act 2007 (the “ITA”) provided they are and continue to be listed on a “recognized stock exchange” within the meaning of Section 1005 of the ITA for the purposes of Section 987 of the ITA or admitted to trading on a “multilateral trading facility” operated by a regulated recognized stock exchange (within the meaning of sections 987 and 1005 of the ITA). The New York Stock Exchange (“NYSE”) is a “recognized stock exchange” for these purposes. The Issuer’s understanding of current HMRC practice is that securities which are officially listed and admitted to trading on the main market of the NYSE may be regarded as “listed on a recognized stock exchange” for these purposes. Accordingly, payments of interest by the Issuer on the Debt Securities may be made without withholding or deduction for or on account of United Kingdom income tax provided the relevant Debt Securities are listed on a “recognized stock exchange” at the time the interest is paid.

In addition to the exemption described above, interest on the Debt Securities may be paid without withholding or deduction for or on account of United Kingdom income tax so long as:

(i)

the issuer of the Debt Securities is authorized for the purposes of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”) and its business consists wholly or mainly of dealing in financial instruments (as defined by section 984 of the ITA) as principal and so long as such payments are made by the issuer of the Debt Securities in the ordinary course of that business. Barclays Bank PLC is currently authorized for the purposes of FSMA.

(ii)

the interest on the Debt Securities is paid by a “bank” (as defined in section 991 of the ITA) in the ordinary course of its business. Barclays Bank PLC is currently a “bank” for the purposes of Section 991 of the ITA.

In all cases falling outside the above, interest on the Debt Securities may fall to be paid under deduction of United Kingdom income tax at the basic rate (currently 20%). However, such withholding or deduction will not apply if the relevant interest is paid on Debt Securities with a maturity of less than one year from the date of issuance and which are not issued under an arrangement or arrangements the effect or intention of which is, to render such Debt Securities part of a borrowing with a total term of a year or more.

Where interest has been paid under deduction of United Kingdom income tax, holders who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in any applicable double taxation treaty.

Payments on the Notes – Direct Assessment (Income Tax)

Payments made in respect of the Debt Securities may be subject to United Kingdom tax by direct assessment even where such payments are paid without withholding or deduction. However, as regards a holder of Debt Securities who is not resident in the United Kingdom for United Kingdom tax purposes, payments of interest made in respect of the Debt Securities without withholding or deduction will generally not be subject to United Kingdom tax provided that the relevant holder does not carry on a trade, profession or vocation in the United Kingdom through a branch or agency or (in the case of a company) carry on a trade or business in the United Kingdom through any permanent establishment or otherwise in the United Kingdom in each case in connection with which the interest is received or to which the Debt Securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) United Kingdom tax may be levied on the United Kingdom branch or agency, or permanent establishment, or otherwise on the holder.

The references to “interest” above mean “interest” as understood in United Kingdom tax law. The statements above do not take any account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the Debt Securities or any related documentation. Holders should seek their own professional advice as regards the withholding tax treatment of any payment on the Debt Securities which does not constitute “interest” or “principal” as those terms are understood in United Kingdom tax law. Where a payment on a security does not constitute (or is not treated as) interest for United Kingdom tax purposes, and the payment has a United Kingdom source, it would potentially be subject to United Kingdom withholding tax if, for example, it constitutes (or is treated as) an annual payment or a manufactured payment for United Kingdom tax purposes (which will be determined by, amongst other things, the terms and conditions specified by the particular terms of a particular series of Debt Securities). In such a case, the payment may fall to be made under deduction of United Kingdom tax (the rate of withholding depending on the nature of the payment), subject to such relief as may be available.

Where Debt Securities are issued at an issue price of less than 100 per cent of their principal amount, any discount element on any such Debt Securities will not generally be subject to any United Kingdom withholding tax pursuant to the provisions mentioned above.

The above description of the United Kingdom withholding tax position assumes that there will be no substitution of an issuer and does not consider the tax consequences of any such substitution.

Disposal (Including Redemption) (other than Income Tax)

A holder of Debt Securities who is not resident in the United Kingdom will not be liable to United Kingdom taxation on chargeable gains in respect of a disposal (including redemption) of the Debt Securities, any gain accrued in respect of the Debt Securities or any change in the value of the Debt Securities unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment and the Debt Securities were used in or for the purposes of this trade, profession or vocation or acquired for the use by or for the purposes of the branch or agency or permanent establishment.

Where Debt Securities are to be, or may fall to be, redeemed at a premium, as opposed to being issued at a discount, then any such element of premium may constitute a payment of interest. Payments of interest are subject to United Kingdom withholding tax as outlined above.

Inheritance tax

Where the Debt Securities are not situate in the United Kingdom, beneficial owners of such Debt Securities who are “Long-Term UK Residents” (“LTR”) for United Kingdom inheritance tax purposes may not be subject to United Kingdom inheritance tax in respect of the Debt Securities. From 6 April 2025, subject to certain exceptions, any individual who is resident in the UK for at least 10 of the previous 20 tax years will be an LTR for UK inheritance tax purposes.

Where the Debt Securities are situate in the United Kingdom, beneficial owners of such Debt Securities who are individuals may be subject to United Kingdom inheritance tax in respect of such Debt Securities (regardless of LTR status) on the death of the individual or, in some circumstances, if the Debt Securities are the subject of a gift, including a transfer at less than full market value, by that individual. United Kingdom inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor. Subject to limited exclusions, gifts to settlements (which would include, very broadly, certain trust arrangements) or to companies may give rise to an immediate United Kingdom inheritance tax charge. Debt Securities held in settlements may also be subject to United Kingdom inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for United Kingdom inheritance tax purposes.

Exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the double tax convention between the United Kingdom and the U.S. on taxes on estates, gifts and inheritance (the “Estate Tax Treaty”).

Generally under United Kingdom domestic law a registered security is situate where it is registered and a bearer security is situate where the bearer security is located. However, this is subject to provisions of any applicable double tax treaty. You should consult professional advisers if you are in any doubt as to your liability to United Kingdom inheritance tax.

Stamp Duty

Issue of securities

No United Kingdom stamp duty will generally be payable on the issue of Debt Securities.

Transfers of securities

No liability for United Kingdom stamp duty will arise on a transfer of, or an agreement to transfer, full legal and beneficial ownership of the Debt Securities, provided that the Debt Securities constitute “exempt loan capital.” Broadly, “exempt loan capital” is “loan capital” for the purposes of section 78(7) of the Finance Act 1986 which does not carry or (in the case of (ii), (iii) and (iv) below) has not at any time prior to the relevant transfer or agreement carried any of the following rights:

(i)	a right of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description;

(ii)	a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital;

(iii)	a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property; or

(iv)

a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of the FCA.

Even if a security does not constitute exempt loan capital (a “Non-Exempt Security”), no United Kingdom stamp duty will arise on transfer of the security if the security is held within a clearing system and the transfer is effected by electronic means, without executing any written transfer of, or written agreement to transfer, the security.

Where a Non-Exempt Security is transferred by means of a written instrument, or a written agreement is entered into to transfer an interest in the security where such interest falls short of full legal and beneficial ownership of the security, the relevant instrument or agreement may be liable to United Kingdom stamp duty (at the rate of 0.5% of the consideration, rounded up if necessary to the nearest multiple of £5). If the relevant instrument or agreement is executed and retained outside the United Kingdom at all times, no United Kingdom stamp duty should, in practice, need to be paid on such document.

However, in the event that the relevant document is executed in or brought into the United Kingdom for any purpose, then United Kingdom stamp duty may be payable. Interest may also be payable on the amount of such stamp duty, unless the document is duly stamped within 30 days after the day on which it was executed. Penalties for late stamping may also be payable on the stamping of such document (in addition to interest) unless the document is duly stamped within 30 days after the day on which it was executed or, if the instrument was executed outside the United Kingdom, within 30 days of it first being brought into the United Kingdom.

However, no United Kingdom stamp duty will be payable on any such written transfer, or written agreement to transfer, if the amount or value of the consideration for the transfer is £1,000 or under, and the document contains a statement that the transfer does not form part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value, of the consideration exceeds £1,000.

In addition to the above, if a Non-Exempt Security is in registered form, and the security is transferred, or agreed to be transferred, to a clearance service provider or its nominee, United Kingdom stamp duty may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant security, rounded up if necessary to the nearest multiple of £5) on any document effecting, or containing an agreement to effect, such a transfer (although pursuant to the Finance Act 2024, stamp duty is not payable on certain transfers of the Non-Exempt Securities to such a provider or nominee).

If a document is subject to stamp duty, it may not be produced in civil proceedings in the United Kingdom, and may not be available for any other purpose in the United Kingdom, until the United Kingdom stamp duty (and any interest and penalties for late stamping) have been paid.

Redemption of securities

No United Kingdom stamp duty will generally be payable on the redemption of the Debt Securities, provided no issue or transfer of shares or other securities is effected upon or in connection with such redemption.

Stamp Duty Reserve Tax

Issue of securities

No United Kingdom stamp duty reserve tax will be payable on the issue of the Debt Securities.

Transfers of securities

No United Kingdom stamp duty reserve tax will be chargeable on the transfer of, or on an agreement to transfer, full legal and beneficial ownership of a security which constitutes “exempt loan capital.”

If a Debt Security is a “Non-Exempt Security,” United Kingdom stamp duty reserve tax (at the rate of 0.5% of the consideration) may be chargeable on an unconditional agreement to transfer the Debt Security. An exemption from the charge is available for certain securities in bearer form, provided certain conditions are satisfied. In addition, an exemption from the charge will be available if the Debt Securities are held within a clearance service, provided the clearance service has not made an election pursuant to section 97A of the Finance Act 1986 which applies to the relevant Debt Securities.

Any liability to United Kingdom stamp duty reserve tax which arises on such an agreement may be removed if a transfer is executed pursuant to the agreement and either no United Kingdom stamp duty is chargeable on that transfer or the transfer is duly stamped within the prescribed time limits. Where United Kingdom stamp duty reserve tax arises, subject to certain exceptions, it is normally the liability of the purchaser or transferee of the Debt Securities. In addition to the above, stamp duty reserve tax may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant security) on the transfer of a Non-Exempt Security to the provider of a clearance service or its nominee (although pursuant to the Finance Act 2024, stamp duty reserve tax is not payable on certain transfers of the Non-Exempt Securities to such a provider or nominee). This charge will arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant Debt Securities. If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Redemption of securities

No United Kingdom stamp duty reserve tax will generally be payable on the redemption of the Debt Securities, provided no issuance or transfer of shares or other securities is effected upon or in connection with such redemption.

United Kingdom Taxation of Preference Shares and ADSs

Certain United Kingdom tax considerations with respect to the preference shares and ADSs will be described in the applicable prospectus supplement.

United Kingdom Taxation of Warrants

Certain United Kingdom tax considerations with respect to the warrants will be described in the applicable prospectus supplement.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

Each fiduciary of a pension, profit-sharing or other employee benefit plan (a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans subject to Section 4975 of the Code (also “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons and the Plan fiduciary, unless relief is available under an applicable statutory or administrative exemption. Employee benefit plans and arrangements that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other regulations, rules or laws (“Similar Laws”).

Barclays Bank PLC, Barclays Capital Inc. and certain of their affiliates, among others, may each be considered a party in interest or a disqualified person with respect to many Plans. The acquisition or holding of the securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which Barclays Bank PLC, Barclays Capital Inc. or certain of their affiliates is or becomes a party in interest or disqualified person may constitute or result in prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired and held pursuant to an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. These exemptions are:

(1)	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

(2)	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

(3)	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

(4)	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

(5)	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the acquisition and disposition of the securities, provided that neither Barclays Bank PLC, Barclays Capital Inc. nor any of their affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any of the above exemptions (or any other exemption) will be satisfied.

Because of the foregoing, the securities should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless the acquisition, holding and disposition of the securities (including through redemption) will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Any purchaser or holder of the securities or any interest in the securities (as well as any person directing such purchaser or holder) will be deemed to have represented by such purchase and holding of the securities that such purchase or holder either (i) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing those securities on behalf of or with “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (ii) any purchase, holding or disposition (including through redemption) will not result in a non-exempt prohibited transaction under the rules described above or a violation of any applicable Similar Laws. Further, any person acquiring or holding the securities on behalf of any Plan or with any plan assets of a Plan shall be deemed to represent on behalf of itself and such Plan that (x) the Plan is paying no more than, and is receiving no less than, adequate consideration within the meaning of Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code in connection with the transaction or any redemption of the securities, (y) neither Barclays Bank PLC, Barclays Capital Inc., or any placement agent, nor any of their affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice or otherwise acts in a fiduciary capacity with respect to the “plan assets” of the Plan involved in the transaction or redemption and (z) in making the foregoing representations and warranties, such person has applied sound business principles in determining whether fair market value will be paid, and has made such determination acting in good faith.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption, or any other applicable exemption, or the potential consequences of any purchase or holding under applicable Similar Laws.

Purchasers of the securities have exclusive responsibility for ensuring that their acquisition, holding and disposition (including through redemption) of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any security to a Plan, Plan Asset Entity or a Non-ERISA Arrangement is in no respect a representation by Barclays Bank PLC, Barclays Capital Inc. or any of their affiliates or representatives that the investment meets all relevant legal requirements with respect to investments by Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement, or that the investment is appropriate for Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

The applicable prospectus supplement and pricing supplement may contain a further discussion of ERISA and Similar Laws, including the addition of further ERISA restrictions on purchase and transfer. Please consult the applicable prospectus supplement and pricing supplement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Initial Offering and Issue of Securities

We may issue all or part of the securities from time to time, on terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in the applicable prospectus supplement:

•	the terms of the offering of the securities;

•	the names of any underwriters, dealers or agents involved in the sale of the securities;

•	the principal amounts of securities any underwriters will subscribe for; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the securities for their own account and they may effect distribution of the securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or related to prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable prospectus supplement specifies otherwise, the underwriters’ obligations to subscribe for the securities will depend on certain conditions being satisfied. If the conditions are satisfied, the underwriters will be obligated to subscribe for all of the securities of the series, if they subscribe for any of them. The initial public offering price of any securities and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless the applicable prospectus supplement specifies otherwise, we will issue the securities to the dealers as principals. The dealers may then sell the securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue securities through agents we designate from time to time, or we may issue securities directly. The applicable prospectus supplement will name any agent involved in the offering and issue of the securities, and will also set forth any commissions that we will pay. Unless the applicable prospectus supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of securities, underwriters may receive compensation from us or from subscribers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable prospectus supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the prospectus supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription of particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may enter into agreements with the underwriters, dealers and agents who participate in the distribution of the securities that may fully or partially indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, or be affiliates of Barclays PLC and the Barclays Bank Group in the ordinary course of business.

We and our designated agents or dealers, if any, may also use this prospectus in connection with a rescission offer with respect to any securities registered under this registration statement. The accompanying prospectus supplement will describe the terms and conditions of any rescission offer.

Conflicts of Interest

Barclays Capital Inc., an affiliate of Barclays PLC, may participate in one or more offerings of our securities and will be deemed to have a “conflict of interest” in any such offerings within the meaning of Rule 5121 of the consolidated rulebook of Financial Industry Regulatory Authority, Inc. (“FINRA”) (or any successor rule thereto) (“Rule 5121”). Barclays Capital Inc. has advised us that each particular offering of securities in which it participates will be conducted in compliance with the provisions of Rule 5121. Barclays Capital Inc. is not permitted to sell securities in any such offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Selling Restrictions

Prohibition of Sales to EEA Retail Investors

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs and ADRs, of any series will represent, warrant and agree that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available any securities to any retail investor in the European Economic Area. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

•	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

•	a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

•	not a qualified investor as defined in Regulation (EU) 2017/1129 (the “EU Prospectus Regulation”); and

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe for the securities or investments.

EEA Public Offer Selling Restriction Under The EU Prospectus Regulation

If the relevant agreement between us and the underwriters, dealers and/or agents in connection with an offering of securities or any investments representing securities, including ADSs and ADRs, of any series specifies that the restriction set out under “Prohibition of Sales to EEA Retail Investors” above does not apply, and unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, in relation to each member state of the European Economic Area (each, a “Member State”), any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will represent, warrant and agree that it has not made and will not make an offer of any securities or any investments representing securities which are the subject of the offering contemplated by the prospectus as completed by the prospectus supplement in relation thereto to the public in that Member State except that it may, with effect from and including the relevant implementation date, make an offer of the securities to the public in that Member State:

•	at any time to any legal entity which is a qualified investor as defined in the EU Prospectus Regulation;

•

at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Regulation), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by Barclays Bank PLC for any such offer; or

•	at any time in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of securities referred to in the bullet points above shall require us or any underwriter, dealer and/or agent to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

The expression “an offer of any securities or any investments representing securities to the public” in relation to such securities or investments in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe the securities or investments.

Selling Restrictions Addressing United Kingdom Securities Laws

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will confirm and agree that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”) received by it in connection with the issue or sale of any securities or any investments representing securities, including ADSs or ADRs, in circumstances in which Section 21(1) of the FSMA would not, if the Issuer were not an “authorized person” under the FSMA, apply to the Issuer; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities, or any investments representing securities, including ADSs and ADRs in, from or otherwise involving the United Kingdom.

Prohibition of sales to U.K. Retail Investors

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will represent, warrant and agree that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available any securities to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression retail investor means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the U.K. by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the U.K. by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law of the U.K. by virtue of the EUWA (the “U.K. Prospectus Regulation”); and

(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Public Offer Selling Restriction under the U.K. Prospectus Regulation

If the relevant agreement between us and the underwriters, dealers and/or agents in connection with an offering of securities or any investments representing securities of any series specifies that the restriction set out under “Prohibition of Sales to U.K. Retail Investors” above does not apply, and unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement in relation to the U.K., any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will represent, warrant and agree that it has not made and will not make an offer of any securities or any investments representing securities which are the subject of the offering contemplated by the prospectus as completed by the prospectus supplement in relation thereto to the public in the United Kingdom, except that it may make an offer of such securities to the public in the United Kingdom:

(A)	at any time to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(B)

at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the United Kingdom subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Issuer for any such offer; or

(C)	at any time in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of securities referred to in (A) to (C) above shall require us or any underwriter, dealer and/or agent to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression “an offer of any securities or any investments representing securities to the public” in relation to such securities or investments in the U.K. means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe for the securities or investments.

The UK and EEA selling restrictions are in addition to any other selling restrictions set out in the accompanying prospectus supplement.

Market-Making Resales

This prospectus may be used by an affiliate of Barclays Bank PLC in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, such affiliate may resell the securities it acquires from other holders (which securities may be held in inventory by one of its affiliates acting as agent), after the original offering and sale of the securities, or may make short sales of the securities and may cover such short positions by borrowing the securities from Barclays Bank PLC, its affiliates or others, or by purchasing the securities from Barclays Bank PLC, its affiliates or others, subject to an obligation to repurchase such securities at a later date. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal (directly or through one of its affiliates as agent), or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. This prospectus will be deemed to cover any short sales of the securities by market participants, including Barclays Bank PLC or its affiliates, and any return of the securities borrowed or acquired from Barclays Bank PLC, its affiliates or others, or any equivalent securities, to cover their short positions and any other transaction or transfer in connection therewith in the manner described above. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The indeterminate aggregate initial offering price relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

Barclays Bank PLC may receive, directly or indirectly, all or a portion of the proceeds of any market-making transactions by its affiliates.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by Barclays Capital Inc. that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither Barclays Capital Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus or any accompanying prospectus supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are an English public limited company. A majority of our directors and executive officers and a number of the experts named in this document are non-residents of the United States. All or a substantial portion of the assets of those persons may be located outside the United States. Most of our assets are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon those persons or to enforce against them judgments of U.S. courts based upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Clifford Chance LLP, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file reports and other information with the SEC.

The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. These reports and other information may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed.

We will furnish to the debt trustee and warrant trustee referred to under “Description of Debt Securities” and “Description of Warrants” annual reports, which will include a description of operations and annual audited consolidated financial statements prepared in accordance with IFRS. We will also furnish to the debt trustee and warrant trustee interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with IFRS. We will furnish to the debt trustee and warrant trustee all notices of meetings at which holders of securities are entitled to vote, and all other reports and communications that are made generally available to those holders.

FURTHER INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this prospectus. This prospectus is a part of that registration statement and it omits some information that is contained in the registration statement. You can access the registration statement together with exhibits on the internet site maintained by the SEC at http://www.sec.gov in order to obtain that additional information about us and about the securities offered with this prospectus.

VALIDITY OF SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities or warrants, the validity of such securities under New York law may be passed upon for us by our U.S. counsel, Cleary Gottlieb Steen & Hamilton LLP. If stated in the prospectus supplement applicable to a specific issuance of debt securities or warrants, the validity of such securities under English law may be passed upon by our English solicitors, Clifford Chance LLP. Cleary Gottlieb Steen & Hamilton LLP may rely on the opinion of Clifford Chance LLP as to all matters of English law and Clifford Chance LLP may rely on the opinion of Cleary Gottlieb Steen & Hamilton LLP as to all matters of New York law. If stated in the prospectus supplement applicable to a specific issuance of certain senior debt securities, the validity of such senior debt securities under New York law may be passed upon for us by our special U.S. products counsel, Davis Polk & Wardwell LLP. If stated in the prospectus supplement applicable to a specific issuance of certain senior debt securities, the validity of such senior debt securities under English law may be passed upon by our English counsel, Davis Polk & Wardwell London LLP. Davis Polk & Wardwell LLP may rely on the opinion of Davis Polk & Wardwell London LLP as to all matters of English law. If this prospectus is delivered in connection with an underwritten offering, the validity of the debt securities or warrants may be passed upon for the underwriters by United States and English counsel for the underwriters specified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Barclays Bank PLC as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated in this prospectus in reliance on the report of KPMG LLP (“KPMG”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of an assumed amount of $1,000,000,000 of securities registered under this Registration Statement:

Securities and Exchange Commission registration fee	$153,100	(1)
Printing expenses	$30,000
Legal fees and expenses	$150,000
Accountants’ fees and expenses	$50,000
Trustee fees and expenses	$10,000
Miscellaneous	$15,000

Total	$408,100

(1)	Assuming a maximum aggregate offering price of 100.00% and based on the current fee rate of $153.10 per $1,000,000.

PART II OF FORM F-3

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The relevant provision of our Articles of Association in respect of indemnification of directors and officers is Article 143. Terms defined in the Articles of Association shall, unless the context otherwise requires, have the same meaning when used in this section. In particular, references to the Act in the provisions of our Articles of Association included below are to the Companies Act.

Barclays Bank PLC (the “Company”)

Article 143 of the Registrant’s Articles of Association provides:

(143.1) To the extent permitted by the Act and without prejudice to any indemnity to which he/she may otherwise be entitled, every person who is or was a director or other officer of the Company (other than any person (whether or not an officer of the Company) engaged by the Company as auditor) shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him/her (whether in connection with any negligence, default, breach of duty or breach of trust by him/her or otherwise as a director or such other officer of the Company) in relation to the Company or its affairs provided that such indemnity shall not apply in respect of any liability incurred by him/her:

(143.1.1) to the Company or to any associated company;

(143.1.2) to pay a fine imposed in criminal proceedings;

(143.1.3) to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising);

(143.1.4) in defending any criminal proceedings in which he/she is convicted;

(143.1.5) in defending any civil proceedings brought by the Company, or an associated company, in which judgment is given against him/her; or

(143.1.6) in connection with any application under any of the following provisions in which the court refuses to grant him/her relief, namely:

(a) section 661(3) or (4) of the Act (acquisition of shares by innocent nominee); or

(b) section 1157 of the Act (general power to grant relief in case of honest and reasonable conduct).

(143.2) In articles 143.1.4, 143.1.5 or 143.1.6 the reference to a conviction, judgment or refusal of relief is a reference to one that has become final. A conviction, judgment or refusal of relief becomes final:

(143.2.1) if not appealed against, at the end of the period for bringing an appeal; or

(143.2.2) if appealed against, at the time when the appeal (or any further appeal) is disposed of.

An appeal is disposed of:

(143.2.3) if it is determined and the period for bringing any further appeal has ended; or

(143.2.4) if it is abandoned or otherwise ceases to have effect.

(143.3) To the extent permitted by the Act and without prejudice to any indemnity to which he/she may otherwise be entitled, every person who is or was a director of the Company acting in its capacity as a trustee of an occupational pension scheme shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him/her in connection with the Company’s activities as trustee of the scheme provided that such indemnity shall not apply in respect of any liability incurred by him/her:

(143.3.1) to pay a fine imposed in criminal proceedings;

(143.3.2) to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising); or

(143.3.3) in defending criminal proceedings in which he/she is convicted.

For the purposes of this article, a reference to a conviction is to the final decision in the proceedings. The provisions of article 143.2 shall apply in determining when a conviction becomes final.

(143.4) Without prejudice to article 143.1 or to any indemnity to which a director may otherwise be entitled, and to the extent permitted by the Act and otherwise upon such terms and subject to such conditions as the board may in its absolute discretion think fit, the board shall have the power to make arrangements to provide a director with funds to meet expenditure incurred or to be incurred by him/her in defending any criminal or civil proceedings or in connection with an application under section 661(3) or (4) of the Act (acquisition of shares by innocent nominee) or section 1157 of the Act (general power to grant relief in case of honest and reasonable conduct) or in defending himself/herself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority or to enable a director to avoid incurring any such expenditure.

(143.5) Where at any meeting of the board or a committee of the board any arrangement falling within article 143.4 is to be considered, a director shall be entitled to vote and be counted in the quorum at such meeting unless the terms of such arrangement confers upon such director a benefit not generally available to any other director; in that event, the interest of such director in such arrangement shall be deemed to be a material interest for the purposes of article 106 and he/she shall not be so entitled to vote or be counted in the quorum.

(143.6) To the extent permitted by the Act, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

(143.6.1) a director, alternate director or secretary of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

(143.6.2) trustee of a retirement benefits scheme or other trust in which a person referred to in article 143.6.1 is or has been interested,

indemnifying him/her and keeping him/her indemnified against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.

The Company is subject to the provisions of the Companies Act. The relevant provisions of the Companies Act in respect of indemnification of directors and officers are sections 205, 206, 232 to 238 inclusive and 1157.

Section 205 (Exception for expenditure on defending proceedings etc.) of the Companies Act provides:

(1) Approval is not required under section 197, 198, 200 or 201 (requirement of members’ approval for loans etc.) for anything done by a company—

(a) to provide a director of the company or of its holding company with funds to meet expenditure incurred or to be incurred by him (i) in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or (ii) in connection with an application for relief (see subsection (5)), or

(b) to enable any such director to avoid incurring such expenditure,

if it is done on the following terms.

(2) The terms are—

(a) that the loan is to be repaid, or (as the case may be) any liability of the company incurred under any transaction connected with the thing done is to be discharged, in the event of (i) the director being convicted in the proceedings, (ii) judgment being given against him in the proceedings, or (iii) the court refusing to grant him relief on the application; and

(b) that it is to be so repaid or discharged not later than (i) the date when the conviction becomes final, (ii) the date when the judgment becomes final, or (iii) the date when the refusal of relief becomes final.

(3) For this purpose a conviction, judgment or refusal of relief becomes final—

(a) if not appealed against, at the end of the period for bringing an appeal;

(b) if appealed against, when the appeal (or any further appeal) is disposed of.

(4) An appeal is disposed of—

(a) if it is determined and the period for bringing any further appeal has ended, or

(b) if it is abandoned or otherwise ceases to have effect.

(5) The reference in subsection (1)(a)(ii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 206 (Exception for expenditure in connection with regulatory action or investigation) of the Companies Act provides:

Approval is not required under section 197, 198, 200 or 201 (requirement of members’ approval for loans etc.) for anything done by a company—

(a) to provide a director of the company or of its holding company with funds to meet expenditure incurred or to be incurred by him in defending himself (i) in an investigation by a regulatory authority, or (ii) against action proposed to be taken by a regulatory authority, in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or

(b) to enable any such director to avoid incurring such expenditure.

Section 232 (Provisions protecting directors from liability) of the Companies Act provides:

(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

(a) section 233 (provision of insurance),

(b) section 234 (qualifying third party indemnity provision), or

(c) section 235 (qualifying pension scheme indemnity provision).

(3) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

Section 233 (Provision of insurance) of the Companies Act provides:

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

Section 234 (Qualifying third party indemnity provision) of the Companies Act provides:

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

Such provision is qualifying third party indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—

(a) any liability of the director to pay (i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b) any liability incurred by the director (i) in defending criminal proceedings in which he is convicted, or (ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or (iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5) For this purpose—

(a) a conviction, judgment or refusal of relief becomes final (i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b) an appeal is disposed of (i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6) The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 235 (Qualifying pension scheme indemnity provision) of the Companies Act provides:

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2) Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.

Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—

(a) any liability of the director to pay (i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b) any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4) The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5) For this purpose—

(a) a conviction becomes final (i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b) an appeal is disposed of (i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6) In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

Section 236 (Qualifying indemnity provision to be disclosed in directors’ report) of the Companies Act provides:

(1) This section requires disclosure in the directors’ report of—

(a) qualifying third party indemnity provision, and

(b) qualifying pension scheme indemnity provision.

Such provision is referred to in this section as “qualifying indemnity provision.”

(2) If when a directors’ report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.

(3) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.

(4) If when a directors’ report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.

(5) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force.

Section 237 (Copy of qualifying indemnity provision to be available for inspection) of the Companies Act provides:

(1) This section has effect where qualifying indemnity provision is made for a director of a company, and applies—

(a) to the company of which he is a director (whether the provision is made by that company or an associated company), and

(b) where the provision is made by an associated company, to that company.

(2) That company or, as the case may be, each of them must keep available for inspection—

(a) a copy of the qualifying indemnity provision, or

(b) if the provision is not in writing, a written memorandum setting out its terms.

(3) The copy or memorandum must be kept available for inspection at—

(a) the company’s registered office, or

(b) a place specified in regulations under section 1136.

(4) The copy or memorandum must be retained by the company for at least one year from the date of termination or expiry of the provision and must be kept available for inspection during that time.

(5) The company must give notice to the registrar—

(a) of the place at which the copy or memorandum is kept available for inspection, and

(b) of any change in that place,

unless it has at all times been kept at the company’s registered office.

(6) If default is made in complying with subsection (2), (3) or (4), or default is made for 14 days in complying with subsection (5), an offence is committed by every officer of the company who is in default.

(7) A person guilty of an offence under this section is liable on summary conviction to a fine not exceeding level 3 on the standard scale and, for continued contravention, a daily default fine not exceeding one-tenth of level 3 on the standard scale.

(8) The provisions of this section apply to a variation of a qualifying indemnity provision as they apply to the original provision.

(9) In this section “qualifying indemnity provision” means—

(a) qualifying third party indemnity provision, and

(b) qualifying pension scheme indemnity provision.

Section 238 (Right of member to inspect and request copy) of the Companies Act provides:

(1) Every copy or memorandum required to be kept by a company under section 237 must be open to inspection by any member of the company without charge.

(2) Any member of the company is entitled, on request and on payment of such fee as may be prescribed, to be provided with a copy of any such copy or memorandum.

The copy must be provided within seven days after the request is received by the company.

(3) If an inspection required under subsection (1) is refused, or default is made in complying with subsection (2), an offence is committed by every officer of the company who is in default.

(4) A person guilty of an offence under this section is liable on summary conviction to a fine not exceeding level 3 on the standard scale and, for continued contravention, a daily default fine not exceeding one-tenth of level 3 on the standard scale.

(5) In the case of any such refusal or default the court may by order compel an immediate inspection or, as the case may be, direct that the copy required be sent to the person requiring it.

Section 1157 (Power of court to grant relief in certain cases) of the Companies Act provides:

(1) If in proceedings for negligence, default, breach of duty or breach of trust against—

(a) an officer of a company, or

(b) a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—

(a) he may apply to the court for relief, and

(b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

In addition, Barclays Bank PLC has procured directors’ and officers’ liability insurance, for the benefit of its directors and officers against suit by third parties. The terms and extent of such coverage are reviewed annually.

Item 9. Exhibits

Reference is made to the Index to Exhibits included herewith which is incorporated herein by reference.

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Number		Description

1.1	—	Form of Underwriting Agreement for debt securities (incorporated by reference to Exhibit 1.1 to Post-Effective Amendment No. 1 to Form F-3 (Film No. 18632195) filed with the Securities and Exchange Commission on February 22, 2018).

1.2	—	Form of Underwriting Agreement for preference shares or preference shares in the form of American Depositary Shares.*

1.3	—	Form of Underwriting Agreement for Warrants.*

1.4	—	Amended and Restated Distribution Agreement between the Bank and Barclays Capital Inc., dated February 10, 2009 (the “Distribution Agreement”) (incorporated by reference to Exhibit 1.2 to the Post-Effective Amendment No. 1 to the registration statement on Form F-3 (File No. 333-145845) filed with the Securities and Exchange Commission on February 10, 2009), as further amended by Amendment No. 1 to the Distribution Agreement, dated September 10, 2009 (incorporated by reference to Exhibit 99.1 to Current Report on Form 6-K (File No. 001-10257) filed with the Securities and Exchange Commission on September 14, 2009).

1.5	—	Accession Agreement to the Distribution Agreement, dated April 25, 2008, between the Bank and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference Exhibit 1.2 to the Current Report on Form 6-K (File No. 001-10257) filed with the Securities and Exchange Commission on August 27, 2008).

1.6	—	Agency Agreement, Series A, dated as of May 23, 2007, with respect to Medium Term Notes, Series A and Other Securities of Barclays Bank PLC, between Barclays Bank PLC and UBS Financial Services Inc. (incorporated by reference to Exhibit 1.1 to the Current Report on Form 6-K (File No. 001-10257) filed with the Securities and Exchange Commission on August 16, 2012).

1.7	—	Agency Agreement, Series A, dated as of March 9, 2009, with respect to Medium Term Notes, Series A, Warrants and Other Securities of Barclays Bank PLC, between Barclays Bank PLC and UBS Financial Services Inc. (incorporated by reference to Exhibit 1.2 to the Current Report on Form 6-K (File No. 001-10257) filed with the Securities and Exchange Commission on August 16, 2012).

1.8	—	Agency Agreement, Series A, dated as of November 20, 2006, with respect to Medium Term Notes, Series A and Other Securities of Barclays Bank PLC, between Barclays Bank PLC and JPMorgan Securities Inc. (incorporated by reference to Exhibit 1.3 to the Current Report on Form 6-K (File No. 001-10257) filed with the Securities and Exchange Commission on August 16, 2012).

1.9	—	Amendment to Agency Agreement, Series A, dated as of December 17, 2007, with respect to Medium Term Notes, Series A and Other Securities of Barclays Bank PLC, between Barclays Bank PLC and JPMorgan Securities Inc. (incorporated by reference to Exhibit 1.4 to the Current Report on Form 6-K (File No. 001-10257) filed with the Securities and Exchange Commission on August 16, 2012).

1.10	—	Accession Agreement, dated as of June 23, 2011, with respect to Global Medium Term Notes, Series A and Other Securities of Barclays Bank PLC, among Barclays Bank PLC, JPMorgan Securities Inc. and Chase Investment Services Corp. (incorporated by reference to Exhibit 1.5 to the Current Report on Form 6-K (File No. 001-10257) filed with the Securities and Exchange Commission on August 16, 2012).

Number		Description

1.11	—	Agency Agreement, Series A, dated as of November 20, 2006, with respect to Medium Term Notes, Series A and Other Securities of Barclays Bank PLC, between Barclays Bank PLC and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 1.6 to the Current Report on Form 6-K (File No. 001-10257) filed with the Securities and Exchange Commission on August 16, 2012).

1.12	—	Amendment to Agency Agreement, Series A, dated as of April 1, 2011, with respect to Global Medium Term Notes, Series A and Other Securities of Barclays Bank PLC, between Barclays Bank PLC and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 1.7 to the Current Report on Form 6-K (File No. 001-10257) filed with the Securities and Exchange Commission on August 16, 2012).

1.13	—	Structured Products Selected Dealer Agreement, dated as of March 16, 2017, with respect to Global Medium Term Notes, Series A of Barclays Bank PLC, among Barclays Bank PLC, Barclays Capital Inc. and Wells Fargo Securities, LLC (incorporated by reference to Exhibit 1.13 to the Post-Effective Amendment No. 1 to the registration statement on Form F-3 (File No. 333-212571) filed with the Securities and Exchange Commission on February 22, 2018).

3.1	—	Articles of Association of Barclays Bank PLC (incorporated by reference to the Form 6-K (Film No. 241039728) filed with the SEC on June 13, 2024).

4.1	—	Senior Debt Securities Indenture dated September 16, 2004 between the Bank and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.3 to the registration statement on Form F-3 (File No. 333-126811) filed with the Securities and Exchange Commission on July 22, 2005).

4.2	—	Supplemental Indenture dated February 22, 2018 to the Senior Debt Securities Indenture dated September 16, 2004, between the Bank and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.2 to the Post-Effective Amendment No. 1 to the registration statement on Form F-3 (File No. 333-21257) filed with the Securities and Exchange Commission on February 22, 2018).

4.3	—	Form of Dated Subordinated Debt Securities Indenture between the Bank and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.2 to the registration statement on Form F-3 (File No. 333-212571) filed with the Securities and Exchange Commission on July 18, 2016).

4.4	—	Form of Warrant Indenture between the Bank and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.4 to the Post-Effective Amendment No. 1 to the registration statement on Form F-3 (File No. 333-14585) filed with the Securities and Exchange Commission on February 10, 2009).

4.5	—	Form of Warrant Agreement (incorporated by reference to Exhibit 4.5 to the Post-Effective Amendment No. 1 to the registration statement on Form F-3 (File No. 333-14585) filed with the Securities and Exchange Commission on February 10, 2009).

4.6	—	Form of Deposit Agreement dated April 25, 2006 among the Bank, The Bank of New York Mellon, as ADR depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 4.4 to the registration statement on Form F-3 (File No. 333-145845) filed with the Securities and Exchange Commission on August 31, 2007).

4.7	—	Form of Master Note relating to Barclays Bank PLC’s Global Medium-Term Notes, Series A.

The Bank will, upon request of the Securities and Exchange Commission, furnish copies of trust deeds and instruments relating to other long-term debt instruments of the Barclays Bank Group.

Number		Description

5.1	—	Opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Registrant, as to the validity of certain of the debt securities, warrants and preference shares represented by American Depositary Shares.

5.2	—	Opinion of Clifford Chance LLP, English solicitors to the Registrant, as to the validity of the debt securities, warrants and preference shares.

5.3	—	Opinion of Davis Polk & Wardwell London LLP, English counsel to the Registrant, as to certain matters under English law.

5.4	—	Opinion of Davis Polk & Wardwell LLP, special U.S. products counsel to the Registrant, as to the validity of certain of the debt securities under New York law.

8.2	—	Opinion of Clifford Chance LLP, English solicitors to the Registrant, as to certain matters of United Kingdom taxation (included in Exhibit 5.2 above).

23.1	—	Consent of KPMG LLP.

23.2	—	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 above).

23.3	—	Consent of Clifford Chance LLP (included in Exhibit 5.2 above).

23.4	—	Consent of Davis Polk & Wardwell London LLP, English counsel to the Registrant (included in Exhibit 5.3 above).

23.5	—	Consent of Davis Polk & Wardwell LLP, special U.S. products counsel to the Registrant (included in Exhibit 5.4 above).

23.6	—	Consent of Davis Polk & Wardwell LLP, special tax counsel to the Registrant.

24.1	—	Powers of Attorney of certain Directors and Officers of Barclays Bank PLC.

25.1	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.

25.2	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.3 above.

25.3	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.4 above.

107	—	Filing Fee Table

*	To be filed by amendment or incorporated by reference to a subsequently filed Current Report on Form 6-K.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, Barclays Bank PLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this to the Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom on May 15, 2025.

BARCLAYS BANK PLC

By:	/s/ Aunoy Banerjee
	Name:	Aunoy Banerjee
	Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form F-3 has been signed below by the following persons in the capacities indicated, on May 15, 2025.

Signature:	Title:

*	Chairman and Non-executive Director
Nigel Higgins

*	Chief Executive Officer (Principal Executive Officer) and Executive Director
C.S. Venkatakrishnan

*	Executive Director
Anna Cross

*	Non-executive Director
Robert Berry

*	Non-executive Director
Dawn Fitzpatrick

*	Non-executive Director
Mary Francis

*	Non-executive Director
Marc Moses

*	Non-executive Director
Brian Shea

*	Non-executive Director
Julia Wilson

/s/ Aunoy Banerjee	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Aunoy Banerjee

Signature:	Title:

/s/ Aunoy Banerjee	Authorized Representative in the United States
Aunoy Banerjee

*BY:	/s/ Aunoy Banerjee
	Name:	Aunoy Banerjee
	Title:	Attorney in Fact